                            UNIT PURCHASE AGREEMENT

                                     AMONG

                        NEUROSCIENCE PHARMA (NPI) INC.

                                      AND

                         NEUROCRINE BIOSCIENCES, INC.

                                      AND

                                 THE INVESTORS



                                MARCH 29, 1996


                      [CONFIDENTIAL TREATMENT REQUESTED]

                               TABLE OF CONTENTS

                                                                            PAGE
1.   Authorization and Sale of Investment Units............................    1
     1.1  Share Authorization..............................................    1
     1.2  Warrant Authorization............................................    1
     1.3  Sale of Units....................................................    2
     1.4  Units Defined....................................................    2
     1.5  Allocation of Purchase Price.....................................    2

2.   Closing; Delivery.....................................................    3
     2.1    Closing........................................................    3

3.   Representations and Warranties of the Company.........................    3
     3.1   Organization and Standing; Certificate and By-laws..............    3
     3.2   Corporate Power.................................................    4
     3.3   Capitalization..................................................    4
     3.4   Subsidiaries....................................................    4
     3.5   Authorization...................................................    4
     3.6   Title to Properties and Assets..................................    5
     3.7   Patents, Trademarks.............................................    5
     3.8   Compliance with Other Instruments...............................    5
     3.9   Litigation......................................................    6
     3.10  No Governmental Consent or Approval Required....................    6
     3.11  Securities Law Exemption........................................    6
     3.12  Brokers or Finders..............................................    6
     3.13  Compliance with Particular Canadian Laws........................    6
     3.14  Tax Matters.....................................................    7
     3.15  Business........................................................    7
     3.16  Environmental and Safety Laws...................................    7
     3.17  Transactions with Affiliates....................................    7
     3.18  Disclosure......................................................    8

4.   Representations and Warranties of NBI.................................    8
     4.1   Organization and Standing; Certificate and By-laws..............    8
     4.2   Corporate Power.................................................    8
     4.3   Capitalization..................................................    8
     4.4   Subsidiaries....................................................    9
     4.5   Authorization...................................................    9
     4.6   Title to Properties and Assets..................................    9
     4.7   Financial Statements............................................    9
     4.8   Compliance with Other Instruments...............................   10
     4.9   Patents, Trademarks.............................................   10
     4.10  Registration Rights.............................................   10

     4.11  Litigation......................................................   11
     4.12  No Governmental Consent or Approval Required....................   11
     4.13  Securities Law Exemption........................................   11
     4.14  Brokers or Finders..............................................   11
     4.15  Employees.......................................................   12
     4.16  Tax Matters.....................................................   12
     4.17  Business........................................................   12
     4.18  Environmental and Safety Laws...................................   12
     4.19  Transactions with Affiliates....................................   12
     4.20  Investment Company..............................................   13
     4.21  Disclosure......................................................   13

5.   Representations and Warranties of the Investors; Restrictions on
     Transferability of Securities.........................................   13
     5.1   Authorization...................................................   13
     5.2   ................................................................   13
     5.3   Investment......................................................   14
     5.4   Rule 144 and Regulation S.......................................   14
     5.5   No Public Market................................................   14
     5.6   Access to Data..................................................   14
     5.7   Brokers or Finders..............................................   15
     5.8   California Corporate Securities Laws............................   15
     5.9   Transfer of Restricted Securities...............................   15
     5.10  Legends.........................................................   15

6.   Conditions to Closing.................................................   16
     6.1   Conditions to Closing of Investors..............................   16
     6.2   Conditions to Closing of Company and NBI........................   17
     6.3   Conditions to Closing of all Parties............................   17

7.   Covenants of the Company..............................................   17
     7.1   Financial Information...........................................   17
     7.2   CMDF Related Covenant...........................................   18

8.   Registration Rights...................................................   18

9.   Miscellaneous.........................................................   18
     9.1   Governing Law...................................................   18
     9.2   Survival........................................................   18
     9.3   Finder's Fee....................................................   18
     9.4   Successors and Assigns..........................................   19
     9.5   Entire Agreement................................................   19
     9.6   Severability....................................................   19
     9.7   Delays or Omissions.............................................   19
     9.8   Notices.........................................................   19

     9.9   Expenses........................................................   20
     9.10  Titles and Subtitles............................................   20
     9.11  Counterparts....................................................   20
     9.12  Language........................................................   20

                        NEUROSCIENCE PHARMA (NPI) INC.

                            UNIT PURCHASE AGREEMENT


     This Unit Purchase Agreement (the "AGREEMENT") is entered into and made effective as of March 29, 1996, among Neuroscience Pharma (NPI) Inc., a Canadian corporation (the "COMPANY"), Neurocrine Biosciences, Inc., a California corporation ("NBI"), and the undersigned investors (collectively the "INVESTORS" and individually an "INVESTOR").


                                R E C I T A L S
                                ---------------

     A. The Investors have agreed to enter into this Agreement and to acquire 51% of the common shares and 100% of the Series A Non-Voting Cumulative Preferred Shares in the capital of the Company (the "COMMON SHARES" or the "SERIES A PREFERRED SHARES", as the case may be, and collectively the "SHARES") together with warrants (the "WARRANTS") held by the Company to purchase shares of NBI's common stock (the "COMMON STOCK") on the terms and conditions contained herein.

     B. The Company has agreed to issue and sell to the Investors the Shares and to sell and assign to the Investors the Warrants on the terms and conditions set forth herein.

     C. The Shares and Warrants are to be sold in investment units as described in subsection 1.4 below (the "UNITS" and individually a "UNIT") at a purchase price of [*] per Unit.

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby stipulate and agree as follows:

     1.   Authorization and Sale of Investment Units.
          ------------------------------------------

          1.1  Share Authorization.  The Company has authorized the issuance and
               -------------------
sale pursuant to this Agreement of the Shares to the Investors upon the terms and conditions set forth herein. The Shares shall have the rights, preferences, and privileges set forth in EXHIBIT A attached hereto.

          1.2  Warrant Authorization.  The Company has authorized the sale and
               ---------------------
assignment pursuant to this Agreement of the Warrants upon the terms and conditions set forth herein. The Warrants were issued initially by NBI to Neurocrine Biosciences (Canada) Inc. ("NBCI"), a wholly-owned subsidiary of NBI, as partial payment for common shares in the capital of NBCI. As provided in subsection 6.3 hereof, NBCI must, as a condition to the closing under this Agreement, subscribe for 49% of the Common Shares. Prior to its subscription for

          [* CONFIDENTIAL TREATMENT REQUESTED ]
such Common Shares, NBCI sold and assigned the Warrants to the Company. NBI has authorized the initial issuance and sale as well as the subsequent sale and assignment of the Warrants upon the terms and conditions set forth herein and in other documents delivered in connection with this Agreement.

          1.3  Sale of Units.  Subject to the terms and conditions hereof, the
               -------------
Company will issue and sell to the Investors, and the Investors will purchase from the Company, Units in consideration of the purchase price of [*] per Unit (the "PURCHASE PRICE") to be delivered in accordance with the provisions of section 2 hereof for a total investment of [*]. The minimum purchase by each Investor will be [*] Units.

          1.4  Units Defined.  Subject to the terms and conditions hereof,
               -------------
each Unit sold in connection herewith will consist of the following:

               (a)  51 Common Shares;

               (b)  10,000 Series A Preferred Shares; and

               (c) one Warrant designated as a "Series A Warrant" to purchase, at the Exercise Price (as defined below), that number of shares of Common Stock which is equal to [*] of the amount invested by each Investor hereunder (converted into US$ by using the rate of exchange published in the Wall Street Journal on the last day the newspaper is published preceding the Closing Date) divided by US [*] (subject to adjustment as set forth in such Warrant), substantially in the form of the attached EXHIBIT B.

The expression "EXERCISE PRICE" means the price per share of Common Stock in US$ determined as follows: (i) in the event an initial public offering for Common Stock (an "IPO") occurs prior to March 31, 1997, the offering price for Common Stock referred to in the registration statement filed by NBI with the Securities and Exchange Commission (the "IPO PRICE"), (ii) between April 1, 1997 and December 31, 1998, US [*] or, in the event there has been an IPO, the lesser of US [*] and the IPO Price, or (iii) between January 1, 1999 and March 26, 2006, US [*] or, in the event there has been an IPO, the lesser of US [*] and the IPO Price. The Investors shall not be entitled to exercise the right to purchase Common Stock pursuant to the Series A Warrant prior to March 31, 1997 unless there has been an IPO.

          1.5  Allocation of Purchase Price.  The Purchase Price shall be
               ----------------------------
allocated to the components of a Unit in the following manner:

               (a)  [*] for the Common Shares;

               (b)  [*] for the Series A Preferred Shares; and

                     [* CONFIDENTIAL TREATMENT REQUESTED]

               (c) [*] for the Series A Warrant.

     2.   Closing; Delivery.
          -----------------

          2.1  Closing.  Subject to the terms and conditions set forth herein,
               -------
the closing of the sale and purchase of the Units under this Agreement (the "CLOSING") shall be held on March 31, 1996 or such other date mutually agreed to by the parties hereto (the "CLOSING DATE"). The Closing shall take place at such location as the Company and the Investors may agree.

               (a)  Delivery of Shares and Warrants.  At the Closing, the
                    -------------------------------
Company shall deliver to each Investor certificates representing the total number of Common Shares and Series A Preferred Shares indicated next to each such Investor's name on the Schedule of Investors attached hereto as EXHIBIT C (the "SCHEDULE OF INVESTORS") as well as a Series A Warrant. The amount to be invested in the Company, by Investor, as of the Closing Date, is reflected in Exhibit C attached hereto.

               (b)  Payment of Purchase Price.  At the Closing, each Investor
                    -------------------------
shall deliver payment of the total Purchase Price due as indicated next to each such Investor's name on the Schedule of Investors, by cheque payable to the Company or wire transfer of immediately available funds to the Company.

               (c)  Research and Development Agreement.  At the Closing, NBCI
                    ----------------------------------
and the Company will have entered into a research and development agreement dated as of the Closing Date substantially in the form attached hereto as EXHIBIT D (the "RESEARCH AND DEVELOPMENT AGREEMENT").

               (d)  Payment of Commitment Fee.  At the Closing, the Company
                    -------------------------
shall pay to each Investor, by cheque or wire transfer of immediately available funds, a commitment fee equal to 3.15% of the Purchase Price paid by each Investor to purchase Units hereunder.

     3.   Representations and Warranties of the Company.  The Company represents
          ---------------------------------------------
and warrants as follows.

          3.1  Organization and Standing; Certificate and By-laws.  The Company
               --------------------------------------------------
is a corporation duly incorporated, validly existing and in good standing under the laws of Canada and is in good standing under the laws of the Province of Quebec. The Company has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. The Company is not qualified to do business as a foreign corporation in any jurisdiction and the failure to be so qualified is not having and will not have a Material Adverse Effect on the Company. For

                     [* CONFIDENTIAL TREATMENT REQUESTED]
purposes of this Agreement, "MATERIAL ADVERSE EFFECT" shall mean any adverse effect or change in the condition (financial or otherwise), business, results of operations, prospects, assets, liabilities or operations of the referenced entity or on its ability to consummate the transactions contemplated hereby or any event or condition which may, with the passage of time, have such an effect or result in such a change. The Company has made available to each Investor copies of its Articles of Incorporation and By-laws. Such copies are true, correct and complete.

          3.2  Corporate Power.  The Company has all requisite legal and
               ---------------
corporate power to execute and deliver this Agreement, to issue and sell the Shares, to sell and assign the Warrants hereunder, and to carry out and perform its obligations under the terms of this Agreement.

          3.3  Capitalization.  The authorized capital of the Company consists
               --------------
of an unlimited number of common shares without nominal or par value and an unlimited number of preferred shares without nominal or par value. Immediately prior to the Closing, the Company will have no issued or outstanding capital, nor, except as provided herein or in the other documents delivered in connection with this Agreement, any outstanding options, warrants or other rights to acquire securities of the Company but will have created the Shares for immediate issue and sale.

          3.4  Subsidiaries.  The Company has no subsidiaries and does not
               ------------
otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

          3.5  Authorization.  All corporate action on the part of the Company,
               -------------
its officers, directors and shareholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement, the authorization, issuance, sale and delivery of the Shares, the sale, assignment and delivery of the Warrants and the performance of all of the Company's obligations under this Agreement has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable and will be free of any liens or encumbrances created by the Company, provided, however, that the Shares may be subject to restrictions on transfer under applicable securities laws as well as under the constating documents of the Company, other agreements entered into by the Investors and as set forth herein. The Shares are not subject to any preemptive rights.

          3.6  Title to Properties and Assets.  The Company has good and
               ------------------------------
marketable title to its tangible properties and assets, including the Warrants, in each case subject to no hypothec, mortgage, pledge, lien, lease, loan, encumbrance or charge, except (a) the lien of current taxes not yet due and payable and (b) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the Company's operations, and which have not arisen otherwise than in the ordinary course of business. With respect to property it leases, the Company is in compliance with such leases in all material respects.

          3.7  Patents, Trademarks.  The Company has title to and ownership of,
               -------------------
or is licensed under, all patents, patent applications, trademarks, service marks, trade names, inventions, franchises, copyrights, trade secrets, information and other proprietary rights material to the operation of its business as now conducted and as proposed to be conducted (collectively, the "COMPANY INTELLECTUAL PROPERTY"). The Company has not received any communications alleging that the Company has violated, or by conducting its business as proposed would violate, any proprietary rights of any other person or entity. The Company has no knowledge of, and has no reason to believe there is, any infringement or violation by it of the intellectual property rights of any third party and has no knowledge of, and has no reason to believe there is, any violation or infringement by a third party of any of the Company Intellectual Property. To the best of the Company's knowledge, all of its rights in the Company Intellectual Property are valid and enforceable. The Company does not know of, and has no reason to believe that there is, any challenge to the validity of any of the Company Intellectual Property.

          3.8  Compliance with Other Instruments.  The Company is not in
               ---------------------------------
violation of any term of its Articles of Incorporation or By-laws. The Company is not in violation of, nor in default under, the terms of any hypothec, mortgage, indenture, contract, agreement, instrument, judgment or decree applicable to it or to which it is a party, the violation of or default under which would have a Material Adverse Effect on the Company, and the Company is not in violation of any order, statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect on the Company. The execution, delivery and performance of this Agreement and the transactions contemplated hereby, and compliance with the provisions hereof by the Company, do not and will not, with the passage of time or the giving of notice or both, (a) violate, in any material respect, any provision of any law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under, the Articles of Incorporation or By-laws of the Company or any material note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which the Company is a party or by which it or any of its properties or assets is bound or affected.

          3.9  Litigation.  There is no claim, arbitration, action, suit,
               ----------
proceeding or investigation pending, or to the knowledge of the Company, threatened against the Company, which questions the validity of this Agreement or any other agreement entered into by the Company in connection with this Agreement or the right of the Company to enter into any such agreements or to consummate the transactions contemplated hereby or thereby, or which might have, either individually or in the aggregate, a Material Adverse Effect on the Company, or which might result in any material change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The Company is not a party to, nor subject to the provisions of, any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality which would have a Material Adverse Effect on the Company.

          3.10  No Governmental Consent or Approval Required.  No authorization,
                --------------------------------------------
consent, approval or other order of, declaration to, or registration, qualification, designation or filing with, any federal, provincial or local governmental agency or body is required for or in connection with the valid and lawful authorization, execution and delivery by the Company of this Agreement or any other agreement entered into by the Company in connection with this Agreement, and consummation of the transactions contemplated hereby or thereby, or for or in connection with the valid and lawful authorization, issuance, sale and delivery of the Shares and the sale, assignment and delivery of the Warrants other than the qualification (or taking of such action as may be necessary to secure an exemption from qualification if available) of the offer and sale of the Units under the applicable securities laws, which filings and qualifications, if required, will be accomplished in a timely manner so as to comply with such qualification or exemption from qualification requirements.

          3.11  Securities Law Exemption.  Subject to the accuracy of the
                ------------------------
Investors' representations in section 5 of this Agreement, the offer and sale of the Units have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable securities laws.

          3.12  Brokers or Finders.  The Company has not incurred, and will not
                ------------------
incur, directly or indirectly, as a result of any action taken by or on behalf of the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

          3.13  Compliance with Particular Canadian Laws.  The Company is a
                ----------------------------------------
taxable Canadian corporation within the meaning of the Income Tax Act (Canada). The Company carries on no business other than scientific research and experimental development, and the exploitation and commercialization of such research and development. All or substantially all of the fair market value of the property of the Company is attributable to property used in the Company's business. The Company and all companies related to it have not more than 500 employees. The carrying value of the assets of the Company together with the assets of all related companies (determined in accordance with generally accepted accounting principles on a consolidated or combined basis, where applicable) does not exceed C $50,000,000. For the purpose of the foregoing, the term "related" shall have the meaning ascribed thereto in the Income Tax Act (Canada).

          3.14  Tax Matters.  All taxes, including, without limitation, income,
                -----------
excise, property, sales, transfer, use, franchise, payroll, employees' income withholding and social security taxes imposed or assessed by Canada or by any foreign country or by any province, municipality, subdivision or instrumentality of Canada or of any foreign country, or by any other taxing authority, which are due or payable by the Company, and all interest, penalties and additions thereon, whether disputed or not, have been paid in full, and all tax returns or other documents required to be filed in connection therewith have been accurately prepared and duly and timely filed. The Company has not been delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, assessed or, to its knowledge, proposed to be assessed against it, and there is no basis for any such deficiency or claim.

          3.15  Business.  The Company has all necessary franchises, permits,
                --------
governmental licenses and other governmental rights and privileges necessary to permit it to own its property and to conduct its present business, except where the failure to do so would not have a Material Adverse Effect on the Company. The Company is not in violation of any law, regulation, authorization or order of any public authority relevant to the ownership of its properties or the carrying on of its present business, except where such violation would not have a Material Adverse Effect on the Company.

          3.16  Environmental and Safety Laws.  To its knowledge, the Company is
                -----------------------------
in compliance with every applicable statute, law or regulation relating to the environment or occupational health and safety, except where the failure to so comply would not have a Material Adverse Effect on the Company and, to the Company's knowledge, no expenditures are required in order to comply with any such existing statute, law or regulation. In addition, the Company has received no notices of non-compliance in respect of any such statute, law or regulation.

          3.17  Transactions with Affiliates.  Other than as set forth in this
                ----------------------------
Agreement, the Research and Development Agreement and the other documents delivered in connection with this Agreement, no shareholder, officer or director of the Company, nor any affiliate of such persons (a "RELATED PARTY") is a party to any material transaction with the Company except employment and consulting agreements, including, without limitation, any contract, agreement or other arrangement providing for the rental of immovable
(real) or movable (personal) property from, or otherwise requiring payments to, any Related Party.

          3.18  Disclosure.  This Agreement, and the other written information
                ----------
furnished by the Company to the Investors, when read together, do not contain any untrue statements of a material fact or omit to state any material fact necessary to make the statements contained herein or therein not misleading in view of the circumstances under which they were made.

     4.   Representations and Warranties of NBI.  Except as otherwise set forth
          -------------------------------------
on NBI's Schedule of Exceptions attached as EXHIBIT E, NBI represents and warrants as follows.

          4.1  Organization and Standing; Certificate and By-laws.  NBI is a
               --------------------------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of California. NBI has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. NBI is not qualified to do business as a foreign corporation in any jurisdiction and the failure to be so qualified is not having and will not have a Material Adverse Effect on NBI. NBI has made available to the Investors copies of its Articles of Incorporation and By-laws. Such copies are true, correct and complete.

          4.2  Corporate Power.  NBI has all requisite legal and corporate power
               ---------------
to execute and deliver this Agreement and the Investors Rights Agreement (as defined in subsection 4.10 hereof), to sell and issue the Warrants in connection herewith and to carry out and perform its obligations under the terms of this Agreement and the Investors Rights Agreement.

          4.3  Capitalization.  The authorized capital stock of NBI consists of
               --------------
100,000,000 shares of Common Stock, US $0.001 par value, and 10,000,000 shares of undesignated Preferred Stock, US $0.001 par value. The outstanding capital stock of NBI and the outstanding options, warrants and other rights to acquire capital stock of NBI as of the Closing Date, other than as contemplated by the transactions in connection herewith, are as set forth in subsection 4.3 of the NBI Schedule of Exceptions. All issued and outstanding shares of NBI's capital stock have been duly authorized and validly issued, are fully paid and non-assessable, and were issued in compliance with applicable United States federal and state securities laws. There are no other outstanding shares of capital stock or outstanding rights of first refusal, preemptive rights or, except as provided herein or in the other documents delivered in connection with this Agreement, other rights, options, warrants, conversion rights, or other agreements either directly or indirectly for the purchase or acquisition of any shares of its capital stock from NBI or, to the best of NBI's knowledge, any third party. Except for its 1992 Incentive Stock Plan, NBI has no employee stock option, stock purchase or other similar incentive stock plans.

          4.4  Subsidiaries.  Other than the Company and NBCI, NBI has no
               ------------
subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

          4.5  Authorization.  All corporate action on the part of NBI, its
               -------------
officers, directors and shareholders necessary for the authorization, execution, delivery and performance by NBI of this Agreement, the authorization, initial issuance, sale and delivery as well as the subsequent sale, assignment and delivery of the Warrants, and the performance of all of NBI's obligations under this Agreement has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by NBI, shall constitute valid and legally binding obligations of NBI enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. A sufficient number of shares of Common Stock has been reserved for issuance upon exercise of the Warrants and the shares issuable upon exercise of the Warrants, when issued in compliance with the provisions of this Agreement and the Warrants, will be validly issued, fully paid and non-assessable, and such shares will be free of any liens or encumbrances created by NBI, provided, however, that such shares may be subject to restrictions on transfer under applicable securities laws as set forth herein.

          4.6  Title to Properties and Assets.  NBI has good and marketable
               ------------------------------
title to its tangible properties and assets, and has good title to all its leasehold interests, in each case subject to no hypothec, mortgage, pledge, lien, lease, loan, encumbrance or charge, except (a) the lien of current taxes not yet due and payable, and (b) possible minor liens and encum brances which do not in any case materially detract from the value of the property subject thereto or materially impair NBI's operations, and which have not arisen otherwise than in the ordinary course of business. With respect to property it leases, NBI is in compliance with such leases in all material respects.

          4.7  Financial Statements.  NBI has delivered to the Investors its
               --------------------
audited balance sheet as of December 31, 1995 and its audited statements of operations, cash flows and stockholder's equity for the year then ended (the "AUDITED FINANCIAL STATEMENTS"). The Audited Financial Statements are true, correct and complete in all material respects, are in accordance with the books and records of NBI, have been prepared in accordance with generally accepted accounting principles consistently applied and fairly and accurately present the financial position of NBI as of the dates stated therein. The Audited Financial Statements have been audited by Ernst & Young, NBI's independent auditors. Except as and to the extent reflected or stated in the Audited Financial Statements, and except for liabilities arising in the ordinary course of its business and consistent with past practice, NBI has no debts, liabilities or obligations of any nature, whether accrued, absolute or contingent, assigned or otherwise, whether due or to become due. Since December 31, 1995, there has been no (a) Material Adverse Effect on NBI,

(b) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of NBI, or (c) loss, destruction or damage to any property of NBI, whether or not insured, which has had or may have a Material Adverse Effect on NBI.

          4.8  Compliance with Other Instruments.  NBI is not in violation of
               ---------------------------------
any term of its Articles of Incorporation or By-laws, as amended to date. NBI is not in violation of, nor in default under, the terms of any mortgage, indenture, contract, agreement, instrument, judgment or decree applicable to it or to which it is a party, the violation of or default under which would have a Material Adverse Effect on NBI, and NBI is not in violation of any order, statute, rule or regulation applicable to NBI, the violation of which would have a Material Adverse Effect on NBI. The execution, delivery and performance of this Agreement and the Investors Rights Agreement, and the transactions contemplated hereby and thereby, and compliance with the provisions hereof and thereof by NBI, do not and will not, with the passage of time or the giving of notice or both, (a) violate, in any material respect, any provision of any law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of NBI, under the Articles of Incorporation or By-laws, as amended to date, of NBI or any material note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which NBI is a party or by which it or any of its properties or assets is bound or affected.

          4.9  Patents, Trademarks.  NBI has title to and ownership of, or is
               -------------------
licensed under, all patents, patent applications, trademarks, service marks, trade names, inventions, franchises, copyrights, trade secrets, information and other proprietary rights material to the operation of its business as now conducted and as proposed to be conducted (collectively, the "NBI INTELLECTUAL PROPERTY"). NBI has not received any communications alleging that NBI has violated, or by conducting its business as proposed would violate, any proprietary rights of any other person or entity. NBI has no knowledge of, and has no reason to believe there is, any infringement or violation by it of the intellectual property rights of any third party and has no knowledge of, and has no reason to believe there is, any violation or infringement by a third party of any of the NBI Intellectual Property. To the best of NBI's knowledge, all of its rights in the NBI Intellectual Property are valid and enforceable. NBI does not know of, and has no reason to believe that there is, any challenge to the validity of any of the NBI Intellectual Property.

          4.10  Registration Rights.  Except as provided in the existing
                -------------------
Information and Registration Rights Agreement made as of September 25, 1992 (a copy of which has been provided to the Investors) and a New Registration Rights Agreement (a copy of which is attached hereto as EXHIBIT F) (the "INVESTORS RIGHTS AGREEMENT"), NBI is not under any contractual obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

          4.11  Litigation.  There is no claim, arbitration, action, suit,
                ----------
proceeding or investigation pending, or to the knowledge of NBI, threatened against NBI, which questions the validity of this Agreement or any other agreement entered into by NBI in connection with this Agreement or the right of NBI to enter into any such agreements or to consummate the transactions contemplated hereby or thereby, or which might have, either individually or in the aggregate, a Material Adverse Effect on NBI, or which might result in any material change in the current equity ownership of NBI, nor is NBI aware that there is any basis for the foregoing. NBI is not a party to, nor subject to the provisions of, any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality which would have a Material Adverse Effect on NBI.

          4.12  No Governmental Consent or Approval Required.  No authorization,
                --------------------------------------------
consent, approval or other order of, declaration to, or registration, qualification, designation or filing with, any federal, state or local governmental agency or body is required for or in connection with the valid and lawful authorization, execution and delivery by NBI of this Agreement, the Investors Rights Agreement or any other agreement entered into by NBI in connection with this Agreement, and consummation of the transactions contemplated hereby or thereby, or for or in connection with the valid and lawful authorization, initial issuance, sale and delivery and subsequent sale, assignment and delivery of the Warrants other than the qualification (or taking of such action as may be necessary to secure an exemption from qualification if available) of the offer, sale and assignment of the Warrants under the applicable state securities laws, which filings and qualifications, if required, will be accomplished in a timely manner so as to comply with such qualification or exemption from qualification requirements.

          4.13  Securities Law Exemption.  Subject to the accuracy of the
                ------------------------
Investors' representations in section 5 of this Agreement, the initial issuance and sale as well as the subsequent sale and assignment and the offer, sale and assignment contemplated herein of the Warrants constitute transactions exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 ACT"), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

          4.14  Brokers or Finders.  NBI has not incurred, and will not incur,
                ------------------
directly or indirectly, as a result of any action taken by or on behalf of NBI, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

          4.15  Employees.  Each of NBI's employees has executed NBI's form of
                ---------
Employee Proprietary Information Agreement. To the best of NBI's knowledge, no employee of NBI is in violation of any term of any employment agreement, propriety information agreement or any other contract or agreement relating to the relationship of such employee with NBI or any other party because of the nature of the business conducted or to be conducted by NBI.

          4.16  Tax Matters.  All taxes, including, without limitation, income,
                -----------
excise, property, sales, transfer, use, franchise, payroll, employees' income withholding and social security taxes imposed or assessed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due or payable by NBI, and all interest, penalties and additions thereon, whether disputed or not, have been paid in full, and all tax returns or other documents required to be filed in connection therewith have been accurately prepared and duly and timely filed. NBI has not been delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, assessed or, to its knowledge, proposed to be assessed against it, and there is no basis for any such deficiency or claim. The provisions for taxes in the Audited Financial Statements are sufficient for the payment of all accrued and unpaid federal, state, county and local taxes of NBI.

          4.17  Business.  NBI has all necessary franchises, permits,
                --------
governmental licenses and other governmental rights and privileges necessary to permit it to own its property and to conduct its present business, except where the failure to do so would not have a Material Adverse Effect on NBI. NBI is not in violation of any law, regulation, authorization or order of any public authority relevant to the ownership of its properties or the carrying on of its present business, except where such violation would not have a Material Adverse Effect on NBI.

          4.18  Environmental and Safety Laws.  To its knowledge, NBI is in
                -----------------------------
compliance with every applicable statute, law or regulation relating to the environment or occupational health and safety, except where the failure to so comply would not have a Material Adverse Effect on NBI and, to NBI's knowledge, no expenditures are required in order to comply with any such existing statute, law or regulation.

          4.19  Transactions with Affiliates.  Other than as set forth in this
                ----------------------------
Agreement, the Research and Development Agreement and the other documents delivered in connection with this Agreement, no shareholder, officer or director of NBI, nor a Related Party is a party to any material transaction with NBI except employment and consulting agreements, including, without limitation, any contract, agreement or other arrangement providing for the rental of real or personal property from, or otherwise requiring payments to, any Related Party.

          4.20  Investment Company.  NBI is not an "investment company" within
                ------------------
the meaning of the Investment Company Act of 1940, as amended, and will not, as a result of the transactions contemplated hereby, become an "investment company".

          4.21  Disclosure.  This Agreement, the Investors Rights Agreement and
                ----------
the other written information furnished by NBI to the Investors, when read together, do not contain any untrue statements of a material fact or omit to state any material fact necessary to make the statements contained herein or therein not misleading in view of the circumstances under which they were made.

     5.  Representations and Warranties of the Investors; Restrictions on
         ----------------------------------------------------------------
Transferability of Securities.
- -----------------------------

          5.1  Authorization.  Each Investor represents and warrants that this
               -------------
Agreement, when executed and delivered by the Investors, will constitute a valid and legally binding obligation of the Investors, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

          5.2  Accredited Investor.  Each Investor represents and warrants that,
               -------------------
for Canadian income tax purposes, it is not a public corporation (other than a "prescribed venture capital corporation", as such expression is defined pursuant to section 6700 of the Income Tax Regulations), and it is not a non-resident of Canada. Where an Investor is a partnership, such Investor represents and warrants that 90% or more of the interests in the partnership are owned by (i) trusts that are not non-residents of Canada for Canadian income tax purposes,
(ii) persons that, for Canadian income tax purposes, are not public corporations (other than "prescribed venture capital corporations", as such expression is defined pursuant to section 6700 of the Income Tax Regulations) and are not non-residents of Canada, or (iii) a combination of the foregoing. Each Investor represents and warrants that, for the purposes of the Income Tax Act (Canada), it does not, alone or, to the best of its knowledge after due inquiry, in concert with any other Investor, control directly or indirectly in any manner whatever, the Company, and is not related to (as defined in the Income Tax Act (Canada)) the Company. Each of Canadian Medical Discoveries Fund, Inc. and the Health Care and Biotechnology Venture Fund represents and warrants that it is liable to income tax under Part I of the Income Tax Act (Canada). Insofar as NBI is concerned, it is an "Accredited Investor" as defined under Regulation D promulgated under the 1933 Act and has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and NBI so that it is capable of evaluating the merits and risks of its investment in the Company and NBI and has the capacity to protect its own interests.

          5.3  Investment.  Each Investor represents and warrants that it is
               ----------
acquiring the Units for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any "distribution" thereof for purposes of the 1933 Act or otherwise and that it was not created or established solely to acquire securities under a prospectus exemption pursuant to applicable securities laws. Each Investor understands that the shares of the Common Stock issuable in respect of the Units have not been, and will not be, registered under the 1933 Act by reason of a specific exemption from the registration provisions of the 1933 Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of each Investor's representations as expressed herein. Furthermore, each Investor undertakes to execute and deliver all documents as may be required under applicable securities laws to permit the purchase of the Units on the terms herein set forth.

          5.4  Rule 144 and Regulation S.  Each Investor acknowledges that the
               -------------------------
shares of Common Stock issuable in respect of the Warrants must be held indefinitely unless subsequently registered under the 1933 Act, unless an exemption from such registration is available. Each Investor is aware of the provisions of Rule 144 promulgated under the 1933 Act ("RULE 144") which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about NBI, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three (3) month period not exceeding specified limitations. If Regulation S is available for use as an applicable exemption under the 1933 Act, each party hereto agrees to use its best efforts to have the issuance of the shares of Common Stock upon the exercise of the Warrants qualify under Regulation S.

          5.5  No Public Market.  Each Investor understands that no public
               ----------------
market now exists for any of the securities issued by the Company or NBI and that the Company and NBI have made no assurances that a public market will ever exist for the such securities. Furthermore, each Investor understands that restrictions on the resale of such securities exist and that any resale may only take place in compliance with applicable securities laws, the provisions of subsection 5.9 and the Unanimous Shareholders Agreement substantially in the form attached hereto as EXHIBIT G, to be entered into by the Company, the Investors and NBCI at the Closing.

          5.6  Access to Data.  Each Investor represents and warrants that it
               --------------
has had sufficient opportunity to discuss the Company's and NBI's business, management and financial affairs with the their management and has also had sufficient opportunity to ask questions of their officers, which questions were answered to its satisfaction.

          5.7  Brokers or Finders.  Each Investor represents and warrants that
               ------------------
it has not engaged any brokers, finders, or agents and has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finder's fee or agents, commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.

          5.8  California Corporate Securities Laws.  THE SALE OF THE SECURITIES
               ------------------------------------
WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICA TION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

          5.9  Transfer of Restricted Securities.  Each Investor covenants that
               ---------------------------------
in no event will it dispose of any of the Warrants (other than if a Registration Statement is in effect with respect to such Warrants or in a disposition pursuant to Rule 144 or Regulation S or any similar or analogous rule) unless and until (a) such Investor shall have notified NBI of the proposed disposition and shall have furnished NBI with a statement of the circumstances surrounding the proposed disposition that are necessary to the availability of an exemption under the 1933 Act other than Rule 144 or Regulation S, and (b), if requested by NBI, each such Investor shall have furnished NBI with an opinion of counsel satisfactory in form and substance to NBI to the effect that: (i) such disposition will not require registration under the 1933 Act and (ii) appropriate action necessary for compliance with the 1933 Act and any applicable state, local or foreign law has been taken.

          5.10  Legends.  The certificates representing the Warrants shall
                -------
bear the following legends:

          (a) "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE FOR SUCH OFFER, SALE, OR TRANSFER, PLEDGE OR HYPOTHECATION IN THE OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE COMPANY."; and

          (b) any additional legend(s) required by the Commissioner of Corporations of the State of California or pursuant to any state, local or foreign law governing such securities.

          The legend set forth in paragraph 5.10(a) above shall be removed if the shares represented by such certificate (a) may be transferred in compliance with Rule 144(k) or Regulation S under the Act, (b) are effectively registered under the Act or otherwise lawfully sold in a public transaction, or (c) may be publicly sold without registration under the Act in the opinion of counsel for the Investor as set forth in subsection 5.9 above. The legend set forth in paragraph 5.10(b) above shall be removed at such time as NBI receives an order from the appropriate state or other governmental authority authorizing such removal.

     6.   Conditions to Closing
          ---------------------

          6.1  Conditions to Closing of Investors.  The Investors' obligations
               ----------------------------------
to purchase the Units at the Closing are subject to the fulfilment on or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by the Investors.

          (a) The representations and warranties made by the Company and NBI in sections 3 and 4 hereof shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of that date.

          (b) All covenants, agreements and conditions contained in this Agreement to be performed, complied with or satisfied by the Company and NBI on or prior to the Closing Date shall have been performed, complied with or satisfied.

          (c) The Company and NBI shall have obtained all consents, permits and waivers necessary to consummate the transactions contemplated by this Agreement.

          (d) The Company and NBI shall have delivered to each Investor certificates, executed by the President or a Vice President of each and dated as of the Closing Date, certifying the fulfilment of the conditions specified in paragraphs 6.1(a), (b) and (c) above and shall have delivered to each Investor a certificate of the Secretary or an Assistant Secretary certifying the receipt of all necessary board and shareholder approvals in connection with the transactions contemplated by this Agreement.

          (e) The purchase of the Units by the Investors hereunder shall be legally permitted by all laws and regulations to which the Investors, the Company and NBI are subject.

          (f) The Investors shall have received from Byers Casgrain, a General Partnership, counsel to the Company, and Wilson Sonsini Goodrich & Rosati, counsel to NBI, opinions addressed to the Investors dated the Closing Date, in forms satisfactory to the Investors.

          (g) All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors and special counsel to the Investors, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

          6.2  Conditions to Closing of Company and NBI.  The Company's
               ----------------------------------------
obligation to issue and sell the Units at the Closing are subject to the fulfilment to the Company's and NBI's satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part.

          (a) The representations and warranties made by the Investors shall be true and correct in all material respects on the Closing Date with that force and effect as if they had been made on and as of that date; and each Investor shall have performed or satisfied all obligations and conditions required to be performed or satisfied by it on or prior to each closing date.

          (b) The Company and NBI shall have obtained all consents, permits and waivers necessary to consummate the transactions contemplated by this Agreement.

          (c) At the Closing, the purchase by the Investors of the Units shall be legally permitted by all laws and regulations to which the Investors, the Company and NBI are subject.

          6.3  Conditions to Closing of all Parties.  The Investors' obligations
               ------------------------------------
to purchase and the Company's obligations to issue and sell the Units at the Closing are subject to the simultaneous issue and sale by the Company and the purchase by NBCI of 49% of the common shares without par value in the capital of the Company on the Closing Date.

     7.   Covenants of the Company.  The Company hereby covenants and agrees as
          ------------------------
follows.

          7.1  Financial Information.   The Company will provide each Investor
               ---------------------
with the following reports for so long as the Investor is a holder of any
Shares:

          (a) as soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter, consolidated balance sheets of the Company and of NBI as of the end of such fiscal year, and consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent auditors of national standing selected by the Company or NBI; and

               (b) as soon as practicable after the end of each fiscal quarter and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarter, and consolidated statements of income and cash flows of the Company and its subsidiaries for such quarter (set forth on a monthly basis) and for the current fiscal year to date, and setting forth in comparative form the budgeted figures for such quarter and for the current fiscal year to date then reported, prepared in accordance with generally accepted accounting principles (other than for accompanying notes and subject to changes resulting from normal year-end audit adjustments).

          7.2  CMDF Related Covenant.  For as long as Canadian Medical
               ---------------------
Discoveries Fund, Inc. owns Shares, the representations and warranties made by the Company pursuant to subsection 3.13 hereof shall remain true.

     8.   Registration Rights.  NBI hereby grants to the Investors, as holders
          -------------------
of the shares of Common Stock issuable upon exercise of the Warrants, the registration rights set forth in the Investors Rights Agreement. The Investors agree to be bound by the provisions of the Investors Rights Agreement.

     9.   Miscellaneous.
          -------------

          9.1  Governing Law.  This Agreement and all documents relating to it
               -------------
shall be governed by and construed under the laws applicable in the Province of Quebec.

          9.2  Survival.  The representations, warranties, covenants and
               --------
agreements made herein shall survive any investigation made by the Investors and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties hereunder as of the date of such certificate or instrument.

          9.3  Finder's Fee.  Each party represents that it neither is nor will
               ------------
be obligated for any finder's fee or commission in connection with this transaction. The Investors, the Company and NBI each agree to indemnify and hold harmless the other parties hereto from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investors, the Company or NBI respectively is responsible.

          9.4  Successors and Assigns. Except as otherwise expressly provided,
               ----------------------
the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties, provided that the Investors shall not have the right to transfer their obligations to purchase the Shares or Warrants hereunder.

          9.5  Entire Agreement.  This Agreement, the Exhibits and the other
               ----------------
documents delivered in connection with this Agreement constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

          9.6  Severability.  In case any provision of this Agreement becomes or
               ------------
is declared by a court of competent jurisdiction to be unenforceable, this Agreement shall continue in full force and effect without said provision; provided, however, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

          9.7  Delays or Omissions.  No delay or omission to exercise any right,
               -------------------
power, or remedy accruing to the Investors or any subsequent holder of any Shares or Warrants upon any breach, default or non-compliance of the Company or NBI under this Agreement or under their respective Articles of Incorporation, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or non-compliance, or any acquiescence therein, or of any similar breach, default or non-compliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on the Investors' part of any breach, default or non-compliance under this Agreement or under such Articles of Incorporation or any waiver on the Investors' part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing, and that all remedies, either under this Agreement or otherwise afforded to the Investors, shall be cumulative and not alternative.

          9.8  Notices.  All notices and other communications required or
               -------
permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or upon deposit with the applicable postal service, by first class mail, postage prepaid, addressed: (a) if to an Investor, at such Investor's address as set forth at the end of this Agreement, or at such other address as the Investors shall have furnished to the Company in writing, (b) if to the Company, at its addresses as set forth at the end of this Agreement, or at such other address as the Company shall have furnished to the Investors in writing or (c) if to NBI, at its address as set forth at the end of this Agreement, or at such other address as NBI shall have furnished to the Investors in writing.

          9.9  Expenses.  The Company shall be responsible for the payment of
               --------
all reasonable costs and expenses incurred by the Investors with respect to the negotiation, execution, delivery and performance of this Agreement, including legal fees, up to a total amount of C $70,000.

          9.10  Titles and Subtitles.  The titles of the sections and
                --------------------
subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          9.11  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, each of which is an original, and all of which together shall constitute one instrument.

          9.12  Language.  This Agreement is executed by the parties in French
                --------
and English. The parties expressly agree that in the event of any misunderstanding, dispute or controversy (collectively, a "DISPUTE") amongst them with respect to the interpretation of any of the provisions of this Agreement, the French version of this Agreement will have precedence and be the only version to apply and be used for the resolution of such Dispute. As an exception only, and recognizing the principle that the French version shall have precedence, if a Dispute arises between any parties in connection with the interpretation to be given to any provision of this Agreement, any court before which such Dispute is referred for resolution will be permitted to refer to the English version of this Agreement in order to determine the intention of the parties at the time this Agreement was entered into.

     IN WITNESS WHEREOF, the foregoing Agreement is executed as of the date first above written.


                              COMPANY:

                                  NEUROSCIENCE PHARMA (NPI) INC.


                                  By:/s/ Paul W. Hewran
                                     -------------------------------------

                                  Title:__________________________________

                                  Addresses:  770 Sherbrooke Street West
                                              Suite 1300
                                              Montreal, Quebec
                                              H3A 1G1

                                              Attention:  Luc LaRochelle

                                              1 Place Ville Marie
                                              Suite 3900
                                              Montreal, Quebec, Canada
                                              H3B 4M7

                                              Attention: Paul F. Dingle



                              NBI:

                                  NEUROCRINE BIOSCIENCES, INC.


                                  By:/s/ Paul W. Hawran
                                     -------------------------------------
                                  Title: S.V.P & CEO
                                        ----------------------------------

                                  Address:    3050 Science Park Road
                                              San Diego CA  92121-1102
                                              USA

                                              Attention: Paul W. Hawran

                         INVESTORS:

                              SOFINOV SOCIETE FINANCIERE
                              D'INNOVATION INC.

                              By: /s/ Carmen Crepin
                                  ----------------------------------------

                              Title:
                                    --------------------------------------

                              By:
                                  ----------------------------------------

                              Title:
                                     -------------------------------------

                              Address:   1981 McGill College Avenue
                                         Suite 725
                                         Montreal, Quebec, Canada
                                         H3A 3C7

                                         Attention:
                                                   -----------------------



                              NEUROSCIENCE PARTNERS LIMITED
                              PARTNERSHIP BY ITS GENERAL PARTNER MDS ASSOCIATES NEUROSCIENCE INC.

                              By: /s/ Michael J. Callagnan
                                  ---------------------------------------

                              Title: Michael J. Callagnan, Vice President
                                     ------------------------------------

                              By: /s/ Keith J. Dorrington
                                  ---------------------------------------

                              Title: Keith J. Dorrington, Vice President
                                     ------------------------------------

                              Address:   100 International Blvd.
                                         --------------------------------

                                         Etobicoke, Ontario
                                         --------------------------------

                                         Canada M9W 6J6
                                         --------------------------------

                                         Attention: Secretary
                                                    ---------------------

                              BUSINESS DEVELOPMENT BANK OF CANADA

                              By: /s/ Mark Vandzura
                                  ----------------------------------------

                              Title: Investment Manager
                                     -------------------------------------

                              By:
                                  ----------------------------------------

                              Title:
                                     -------------------------------------

                              Address:   5 Place Ville Marie
                                         ---------------------------------
                                         Suite R10
                                         ---------------------------------
                                         Montreal, Quebec  H3B SE1
                                         ---------------------------------

                                         Attention:
                                                    ----------------------



                              CANADIAN MEDICAL DISCOVERIES FUND, INC.

                              By: /s/ E. Rygiel
                                 -----------------------------------------

                              Title: Edward K. Rygiel, Director
                                     -------------------------------------

                              By: /s/ Frank Gleeson,
                                  ----------------------------------------

                              Title: Frank Gleeson, Vice-President
                                     -------------------------------------

                              Address:   100 International Blvd.
                                         ---------------------------------
                                         Etobicoke, Ontario
                                         ---------------------------------
                                         Canada M9W 6J6
                                         ---------------------------------

                                         Attention: Secretary
                                                   -----------------------

                              THE HEALTH CARE AND BIOTECHNOLOGY VENTURE FUND BY ITS MANAGER MDS HEALTH VENTURES CAPITAL CORP.

                              By:/s/ Michael J. Callagnan
                                 ----------------------------------------

                              Title: Michael J. Callagnan, Vice President
                                    -------------------------------------

                              By: /s/ Keith J. Dorrington
                                 ----------------------------------------

                              Title: Keith J. Dorrington, Vice President
                                    -------------------------------------

                              Address:   100 International Blvd.
                                         --------------------------------

                                         Etobicoke, Ontario
                                         --------------------------------

                                         Canada M9W 6J6
                                         -------------------------------

                                         Attention: Secretary
                                                   ---------------------

                                   EXHIBIT A

                          TO UNIT PURCHASE AGREEMENT


                        NEUROSCIENCE PHARMA (NPI) INC.
                        ------------------------------
                              (the "Corporation")

                                  SCHEDULE A

                           ARTICLES OF INCORPORATION


3 - The classes and any maximum number of shares that the Corporation is authorized to issue:

          The Corporation is authorized to issue the following shares:

          (a) an unlimited number of common shares without par value to be issued for an unlimited consideration; and

          (b) an unlimited number of Series A Preferred Shares without par value to be issued for an unlimited consideration.

          The said common shares and Series A Preferred Shares shall carry and be subject to the following rights, privileges, restrictions and conditions:


SERIES A PREFERRED SHARES
- -------------------------

                                   DIVIDENDS
                                   ---------

1. The holders of the Series A Preferred Shares shall be entitled to receive, when and as declared by resolution of the Board of Directors and in the discretion of the Board of Directors, subject to the provisions of the Canada Business Corporations Act (the "Act"), cumulative preferential dividends equal to the royalties received by the Corporation per annum from Neurocrine Biosciences (Canada) Inc. ("NBCI"), an affiliate thereof or a third party under contract with NBCI or under contract with an affiliate thereof, as revenue from the commercialization and sale outside of and in Canada of certain products developed by the Corporation, net of any income, sales or other taxes payable thereon by the Corporation, such dividends to be payable at such times and in such amounts and at such place or places in Canada as the Board of Directors may from time to time determine. As such dividends shall be cumulative, they shall accrue from the respective dates of issue of the said Series A Preferred Shares.

          No dividends shall at any time be declared, paid or set apart for payment for any financial year of the Corporation upon the common shares of the Corporation unless all accrued dividends on the Series A Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration and payment or setting apart for payment.


                               RETURN OF CAPITAL
                               -----------------

2. In the event of the liquidation, dissolution or bankruptcy of the Corporation, whether voluntary or otherwise, or on any distribution of assets among the shareholders in order to liquidate the affairs of the Corporation, the holders of the Series A Preferred Shares shall be entitled to receive, for each Series A Preferred Share issued and outstanding, an amount equal to the Redemption Price in priority to any distribution to the holders of the common shares of the Corporation. The holders of the Series A Preferred Shares shall not be entitled to share any further in the distribution of the assets of the Corporation.


                                    VOTING
                                    ------

3. Except as otherwise provided herein or by law, as the case may be, the holders of the Series A Preferred Shares shall not be entitled to receive notice of and to attend and to vote at any meeting of shareholders of the Corporation.


                    REDEMPTION AT THE OPTION OF THE HOLDER
                    --------------------------------------

4. (a) Subject to the provisions of the Act, a holder of Series A Preferred Shares shall be entitled to require the Corporation to redeem at any time, upon giving notice as hereinafter provided, all or any number of the Series A Preferred Shares registered in the name of such holder on the books of the Corporation at a price per share equal to the Redemption Price.

     (b) If a holder of Series A Preferred Shares wishes to exercise his/her option to have the Corporation redeem his/her Series A Preferred Shares, said holder shall give written notice to the Secretary of the Corporation of the redemption date of his/her shares (the "Optional Redemption Date"), which date shall not be less than 10 days nor more than 30 days from the date of the notice and if the holder desires to have less than all of his/her Series A Preferred Shares redeemed, the number of the holder's shares to be redeemed. The holder of any Series A Preferred Shares may, with the consent of the Corporation, revoke such notice prior to the Optional Redemption Date.

     (c) Upon delivery to the Corporation of a share certificate or certificates representing the Series A Preferred Shares which the holder desires to have the Corporation redeem, the Corporation shall on the Optional Redemption Date, redeem such Series A Preferred Shares by paying to the holder the Redemption Price therefor.

     (d) Upon payment of the said Redemption Price, the holders of the Series A Preferred Shares shall not be entitled to any rights in respect of such shares.

     (e) For the purposes hereof, the Redemption Price of each Series A Preferred Share shall be equal to the capital amount paid up thereon plus an amount equal to all unpaid cumulative dividends, whether or not declared, which shall have accrued thereon and which, for such purpose, shall be treated as accruing up to the date of such redemption, plus a premium equal to the difference, if any, between (i) the purchase price or the fair value of any other consideration paid for such share by the holder thereof and (ii) the capital amount paid up thereon. Such premium shall not exceed $250 for each Series A Preferred Share.


                                   PURCHASE
                                   --------

5. Subject to the provisions of the Act, the Corporation may at any time upon resolution of the Board of Directors, purchase, at a price not exceeding the Redemption Price for each Series A Preferred Share, the whole or any part of the Series A Preferred Shares outstanding from time to time by invitation for tenders addressed to all the holders of record of the Series A Preferred Shares outstanding at the last address of each such holder as it appears upon the books of the Corporation, or in the event no such address appears, at the last known address of such holder(s).

COMMON SHARES
- -------------

                                   DIVIDENDS
                                   ---------

6. Subject to the rights of the holders of Series A Preferred Shares, the holders of the common shares shall be entitled to receive, when and as declared by resolution of the Board of Directors and in the discretion of the Board of Directors, subject to the provisions of the Act, dividends in such amounts and payable at such times and at such place or places in Canada as the Board of Directors may from time to time determine.

          Notwithstanding the foregoing, no dividends shall be paid with respect to the common shares if such payment would result in a reduction of the realizable value of the net assets of the Corporation below that of the aggregate Redemption Price for all outstanding Series A Preferred Shares.

                               RETURN OF CAPITAL
                               -----------------

7. In the event of the liquidation, dissolution or bankruptcy of the Corporation, whether voluntary or otherwise or on any distribution of assets among the shareholders in order to liquidate the affairs of the Corporation, the holders of the common shares shall be entitled to receive the balance of the assets of the Corporation, which balance shall be distributed pro rata to the holders of the common shares after prepayment is made to the holders of the Series A Preferred Shares in accordance with paragraph 2 hereof.

                                    VOTING
                                    ------

8. The holders of the common shares shall be entitled to receive notice of and to attend and to vote at all meetings of shareholders of the Corporation except those meetings at which only holders of another class of shares of the Corporation are entitled to vote separately as a class, and they shall have 1 vote in respect of each common share held by them.

                                   EXHIBIT B
                                      to
                            UNIT PURCHASE AGREEMENT




THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE FOR SUCH OFFER, SALE, OR TRANSFER, PLEDGE OR HYPOTHECATION IN THE OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.


                               SERIES A WARRANT

                     To Purchase Shares of Common Stock of

                         NEUROCRINE BIOSCIENCES, INC.

     THIS CERTIFIES that, for value received,
                                             -----------------------------------
 The Health Care and Biotechnology Venture Fund is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time after the earlier of an IPO and March 31, 1997 but prior to March 26, 2006 (the "Exercise Period"), to subscribe for the purchase from Neurocrine Biosciences, Inc., a California corporation (the "Company"), at the Exercise Price, of that number of shares of the Company's Common Stock which is equal to [*] of the Amount Invested divided by US [*], subject to adjustment as set forth below. For the purposes hereof:

"Amount Invested" means the amount of funds invested in Neuroscience Pharma
(NPI) Inc. by the first Investor to hold this Warrant pursuant to and as reflected in Exhibit C to the Unit Purchase Agreement entered into on March 29, 1996 among the Company, Neuroscience Pharma (NPI) Inc. and the Investors;

"Exercise Price" means the price per share of Common Stock in US$ determined as follows: (A) in the event an IPO occurs prior to March 31, 1997, the IPO Price,
(B) between April 1, 1997 and December 31, 1998, US [*] or, in the event there has been an IPO, the lesser of US [*] and the IPO Price, or (C) between January 1, 1999 and March 26, 2006, US [*] or, in the event there has been an IPO, the lesser of US [*] and the IPO Price;

"Investors" shall have the meaning ascribed thereto in the Unit Purchase Agreement;

"IPO" means the initial public offering of the Company's Common Stock;

"IPO Price" means the offering price for the Company's Common Stock referred to in the registration statement filed by the Company with the Securities and Exchange Commission (prior to deduction of underwriters' discounts and other offering expenses);



                     [* CONFIDENTIAL TREATMENT REQUIRED ]
and the Amount Invested shall be converted from C$ to US$, for the purpose of determining the number of shares of the Company's Common Stock to which the holder is entitled, by using the rate of exchange published in the Wall Street Journal on the last day the newspaper is published preceding the date of issuance hereof.

     Notwithstanding the foregoing, the Company shall have, at anytime during the Exercise Period, upon the exercise by the holder hereof, the right to "cash out" this Warrant by paying to the holder hereof the net cash value of the Warrant (being, if and only if the Common Stock is then publicly traded, the average closing price for the five trading days which precede by two trading days the date of the Notice of Exercise Form annexed hereto minus the Exercise Price, multiplied by the number of shares of Common Stock then represented by this Warrant), provided such cash value is less than US $100,000.

     1.   Title of Warrant.  Prior to the expiration hereof and subject to
          ----------------
compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company, referred to in Section 2 hereof, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

     2.   Exercise of Warrant.  The rights to acquire shares of Common Stock
          -------------------
represented by this Warrant are exercisable by the registered holder hereof, in whole or in part, at any time during the Exercise Period, subject to adjustment as hereinafter provided, by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed at the office of the Company, in San Diego, California (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and upon payment of the Exercise Price for the shares thereby purchased (a) by cash or check or bank draft payable to the order of the Company, (b) by cancellation of indebtedness of the Company payable to the holder hereof at the time of the exercise, or (c) if and only if the Common Stock is publicly traded, by delivery of an election in writing to receive a number of shares of Common Stock equal to the aggregate number of shares of Common Stock subject to this Warrant (or the portion thereof being issued upon such exercise) less that number of shares of Common Stock having a market value as of such date equal to the aggregate Exercise Price of the Warrant (or such portion thereof which is being exercised), whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares so purchased. The Company agrees that, if at the time of the surrender of this Warrant and purchase the holder hereof shall be entitled to exercise this Warrant, the shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid.

     Certificates for shares purchased hereunder shall be delivered to the holder hereof within a reasonable time, but not later than ten (10) days, after the date on which this Warrant shall have been exercised as aforesaid.

     If this Warrant is exercised with respect to less than all of the shares covered hereby, the holder hereof shall be entitled to receive a new Warrant, in this form, covering the number of shares with respect to which this Warrant shall not have been exercised less that number of shares (if any) cancelled in payment of the Exercise Price of the Warrant as set forth in clause 2.(c) hereof.

     The Company covenants that all shares of stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

     3.   No Fractional Shares or Scrip.  No fractional shares or scrip
          -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant.

     4.   Charges, Taxes and Expenses.  Issuance of certificates for shares of
          ---------------------------
Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for
                        --------  -------
shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that upon any transfer involved in the issuance or
            ----------------
delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

     5.   No Rights as Shareholders.  This Warrant does not entitle the holder
          -------------------------
hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

     6.   Exchange and Registry of Warrant.  This Warrant is exchangeable, upon
          --------------------------------
the surrender hereof by the registered holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of such exchange.

     7.   Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by
          -------------------------------------------------
the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

     8.   Saturdays, Sundays, Holidays, etc.  If the last or appointed day for
          ---------------------------------
the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

     9.   Adjustment.
          ----------

          (a)  Shares.  The number of shares and the type of stock for which
               -------
this Warrant is exercisable and the Exercise Price are subject to adjustment from time to time as follows:

               (i) In the event of any subdivision or change of the shares of Common Stock of the Company at any time while this Warrant is outstanding into a greater number of shares of Common Stock, the Company shall thereafter deliver at the time of purchase of shares of Common Stock under this Warrant, in lieu of the number of shares of Common Stock in respect of which the right to purchase is then being exercised, such greater number of shares of Common Stock of the Company as would result from said subdivision or change had the right of purchase been exercised before such subdivision or change without the holder making any additional payment or giving any other consideration therefor.

              (ii) In the event of any consolidation of the shares of Common Stock of the Company at any time while this Warrant is outstanding into a lesser number of shares of Common Stock, the Company shall thereafter deliver, and the holder of this Warrant shall accept, at the time of purchase of shares of Common Stock under this Warrant, in lieu of the number of shares of Common Stock in respect of which the right to purchase is then being exercised, such lesser number of shares of Common Stock of the Company as would result from such consolidation had the right of purchase been exercised before such consolidation.

             (iii) In the event of any reclassification of the shares of Common Stock of the Company at any time while this Warrant is outstanding, the Company shall thereafter deliver at the time of purchase of shares of Common Stock under this Warrant the number of shares of the Company of the appropriate class or classes resulting from said reclassification as the holder would have been entitled to receive in respect of purchase of shares of Common Stock in respect of which the right of purchase is then being exercised had the right of purchase been exercised before such reclassification.

              (iv) If the Company, at any time while this Warrant is outstanding, shall distribute any class of shares or rights, options or warrants (other than those referred to above) or evidence of indebtedness or property (excluding cash dividends paid in the ordinary course) to holders of shares of Common Stock of the Company, the number of shares to be issued by the Company under this Warrant shall, at the time of purchase, be appropriately adjusted and the holder shall receive, in lieu of the number of shares in respect of which the right to purchase is then being exercised, the aggregate number of shares or other securities or property that the holder would have been entitled to receive as a result of such event if, on the record date thereof, the holder had been the registered holder of the number of shares of Common Stock to which the holder was theretofore entitled upon exercise of the rights of the holder hereunder.

               (v) If the Company, at any time while this Warrant is outstanding, shall pay any stock dividend upon shares of stock of the Company of the class or classes in respect of which the right to purchase is then given under this Warrant, then the Company shall thereafter deliver at the time of purchase of shares under this Warrant, in addition to the number of shares of stock of the Company in respect of which the right of purchase is then being exercised, the additional number of shares of the appropriate class or classes as would have been payable on the shares of stock of the Company so purchased if the shares so purchased had been outstanding on the record date for the payment of the said stock dividend or stock dividends.

              (vi) If the Company, at any time while this Warrant is outstanding, shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets or outstanding stock, or a recapitalization of the Common Stock) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being herein called the "Transaction" and the date of consummation of the Transaction being herein called the "Consummation Date"), then, as a condition of the consummation of the Transaction, lawful and adequate provisions shall be made so that the holder hereof, upon the exercise hereof at any time on or after the Consummation Date, shall be entitled to receive, and this Warrant shall thereafter represent the right to receive, in lieu of the Common Stock issuable upon such exercise prior to the Consummation Date, the amount of securities or other property to which such holder would actually have been entitled as a shareholder upon the consummation of the Transaction if the holder had exercised this Warrant immediately prior thereto.

          (b)  Automatic Amendment.  On the happening of each and every  event
               -------------------
set forth in this (S)9, the applicable provisions of this Warrant shall, ipso
                                                                         ----
facto, be deemed to be amended accordingly and the Company shall take all
- -----
necessary action so as to comply with such provisions as so amended.


     10.  Miscellaneous.
          -------------

          (a)  Issue Date.  The provisions of this Warrant shall be construed
               ----------
and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of the State of California and for all purposes shall be construed in accordance with and governed by the laws of said state.

          (b)  Restrictions.  The holder hereof acknowledges that the Common
               ------------
Stock acquired upon the exercise of this Warrant shall have restrictions upon its resale imposed by state and federal securities laws.

          (c)  Authorized Shares.  The Company covenants that during the period
               -----------------
the Warrant is exercisable, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant.

          (d)  No Impairment.  The Company will not, by amendment of its
               -------------
Articles of Incorporation or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder hereof against impairment.

          (e)  Notices of Record Date.  In case
               ----------------------

               (i) the Company shall take a record of the holders of its Common Stock for the purposes of entitling them to receive any dividend (other than a cash dividend in the ordinary course) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares or stock of any class or any other securities or property, or to receive any other right; or

              (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

             (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least thirty (30) days prior to the date therein specified.

     IN WITNESS WHEREOF, Neurocrine Biosciences, Inc. has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:              , 1996.
       -------------

                                        NEUROCRINE BIOSCIENCES, INC.


                                        By:
                                            ----------------------------------

                                        Title:
                                               -------------------------------

                                ASSIGNMENT FORM
                                ---------------

              (To assign the foregoing warrant, execute this form
                 and supply required information.  Do not use
                        this form to purchase shares.)


     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to



- -------------------------------------------------------------------------------
                                (Please Print)

whose address is
                ---------------------------------------------------------------
                                 (Please Print)


                                 Dated:                    ,      .
                                       --------------------  -----

                                 Holder's Signature:
                                                    ---------------------------

                                 Holder's Address:
                                                   ----------------------------



     Note: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company.
Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                              NOTICE OF EXERCISE
                              ------------------


TO:  NEUROCRINE BIOSCIENCES, INC.

     (1)  The undersigned hereby elects to purchase                    shares
                                                    ------------------
of Common Stock of Neurocrine Biosciences, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

     (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                     ----------------------------------
                                    (Name)



                     ----------------------------------
                                   (Address)

     (3) The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.



- ----------------------------------        ----------------------------------
              (Date)                                   (Signature)

                                   EXHIBIT C
                                       TO
                            UNIT PURCHASE AGREEMENT


                             SCHEDULE OF INVESTORS


[CAPTION]

              INVESTOR
              --------

Sofinov Societe Financiere
d'Innovation Inc.

Neuroscience Partners
Limited Partnership
                                                  [*]
Business Development Bank of Canada

Canadian Medical Discoveries Fund,
 Inc.

The Health Care and Biotechnology
 Venture Fund

TOTAL
- -----

                     [* CONFIDENTIAL TREATMENT REQUESTED ]

                                   EXHIBIT D

                                       to

                            UNIT PURCHASE AGREEMENT






                       RESEARCH AND DEVELOPMENT AGREEMENT
                                    BETWEEN
                      NEUROCRINE BIOSCIENCES (CANADA) INC.
                                      AND
                         NEUROSCIENCE PHARMA (NPI) INC.

                                     TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----
ARTICLE 1 - DEFINITION............................................................................   1
     1.1       "Affiliate"........................................................................   1
     1.2       "Compound".........................................................................   2
     1.3       "Control"..........................................................................   2
     1.4       "Development"......................................................................   2
     1.5       "Date of First Sale"...............................................................   2
     1.6       "Drug Approval Application"........................................................   2
     1.7       "Effective Date"...................................................................   2
     1.8       "FDA"..............................................................................   2
     1.9       "Field"............................................................................   2
     1.10      "HPB"..............................................................................   2
     1.11      "IND"..............................................................................   2
     1.12      "Investor".........................................................................   3
     1.13      "Information"......................................................................   3
     1.14      "Net Sales"........................................................................   3
     1.15      "NBCI Know-How"....................................................................   3
     1.16      "NBCI Patent"......................................................................   4
     1.17      "Patent"...........................................................................   4
     1.18      "Patent Costs".....................................................................   4
     1.19      "Phase I"..........................................................................   4
     1.20      "Phase II".........................................................................   4
     1.21      "Phase III"........................................................................   4
     1.22      "Pre-Phase I"......................................................................   4
     1.23      "Product"..........................................................................   4
     1.24      "Program Know-How".................................................................   5
     1.25      "Program Patent"...................................................................   5
     1.26      "Regulatory Approval"..............................................................   5
     1.27      "Research".........................................................................   5
     1.28      "Selling Party"....................................................................   5
     1.29      "Sublicensee"......................................................................   5
     1.30      "Tangible Research Product"........................................................   5
     1.31      "Third Party"......................................................................   5
     1.32      "Unit Purchase Agreement"..........................................................   5

ARTICLE 2 - INTELLECTUAL PROPERTY AND LICENSE GRANTS..............................................   6
     2.1       Ownership of Intellectual Property.................................................   6
     2.2       Patent Licenses....................................................................   6
     2.3       Patent Licenses to NPI for Products................................................   6

ARTICLE 3 - RESEARCH..............................................................................   6

                                     TABLE OF CONTENTS
                                        (CONTINUED)

                                                                                                  Page
                                                                                                  ----
     3.1       Research Program..................................................................    6
     3.2       NBCI Research Efforts.............................................................    6
     3.3       NPI Commitment to Research and Development........................................    6

ARTICLE 4 - PRODUCT DEVELOPMENT..................................................................    6
     4.1       Compound Selection and Product Development........................................    6
     4.2       NPI's Responsibilities............................................................    7
     4.3       Research and Development outside the Field........................................    7

ARTICLE 5 - COMMERCIALIZATION AND MANUFACTURING..................................................    7
     5.1       NBCI's Marketing Obligations for Products.........................................    7
     5.2       NPI's Marketing Obligations for Products..........................................    7
     5.3       Trademarks........................................................................    8
     5.4       Manufacturing.....................................................................    8
     5.5       Alternative Marketing Option for Products.........................................    8

ARTICLE 6 - PAYMENTS.............................................................................    8
     6.1       Earned Royalties for Products.....................................................    9
     6.2       Term for Royalty Payment..........................................................    9
     6.3       Foreign Exchange..................................................................    9
     6.4       Taxes.............................................................................    9
     6.5       Royalty Payment Reports...........................................................   10

ARTICLE 7 - TERMINATION OF NPI LICENSE...........................................................   10

ARTICLE 8 - CONFIDENTIALITY......................................................................   10
     8.1       Confidentiality; Exceptions.......................................................   10
     8.2       Authorized Disclosure.............................................................   11
     8.3       Disclosure of Financial Information...............................................   11
     8.4       Survival..........................................................................   12

ARTICLE 9 - PATENT PROSECUTION AND INFRINGEMENT..................................................   12
     9.1       Patent Filings....................................................................   12
     9.2       Enforcement Rights................................................................   12

ARTICLE 10 - REPRESENTATIONS AND WARRANTIES......................................................   12
     10.1      Representations and Warranties....................................................   12

ARTICLE 11 - TERM AND TERMINATION................................................................   13
     11.1      Term..............................................................................   13

                                     TABLE OF CONTENTS
                                         (CONTINUED)

                                                                                                  Page
                                                                                                  ----
     11.2      Termination For Breach............................................................   13
     11.3      Termination by NBCI...............................................................   13
     11.4      Termination For Bankruptcy........................................................   13
     11.5      Surviving Rights..................................................................   13
     11.6      Accrued Rights, Surviving Obligations.............................................   13
     11.7      Termination Not Sole Remedy.......................................................   14

ARTICLE 12 - INDEMNIFICATION.....................................................................   14

ARTICLE 13 - DISPUTE RESOLUTION..................................................................   14
     13.1      Alternative Dispute Resolution....................................................   14
     13.2      Arbitration Procedure.............................................................   15

ARTICLE 14 - MISCELLANEOUS.......................................................................   15
     14.1      Assignment........................................................................   15
     14.2      Consents Not Unreasonably Withheld................................................   15
     14.3      Retained Rights...................................................................   15
     14.4      Force Majeure.....................................................................   15
     14.5      Further Actions...................................................................   15
     14.6      No Trademark Rights...............................................................   15
     14.7      Notices...........................................................................   16
     14.8      Waiver............................................................................   17
     14.9      Severability......................................................................   17
     14.10     Counterparts......................................................................   18
     14.11     Entire Agreement..................................................................   18
     14.12     Relationship of Parties...........................................................   18
     14.13     Limited Liability.................................................................   18

                       RESEARCH AND DEVELOPMENT AGREEMENT


THIS AGREEMENT is made effective as of the 29th day of March, 1996 between NEUROCRINE BIOSCIENCES (CANADA) INC., a Canadian corporation having its principal place of business at Montreal, Quebec ("NBCI") and NEUROSCIENCE PHARMA
(NPI) INC., a Canadian corporation having its principal place of business at Montreal, Quebec ("NPI"). NBCI and NPI are each referred to herein by name or as a "PARTY" or, together, as "PARTIES".


                                    RECITALS

     1. Neurocrine Biosciences, Inc. ("NBI") has on-going research programs in various fields, including neurosteroid and neurocytokine programs, and has developed certain technology in such fields, certain rights in respect of which have been transferred, assigned or licensed to NBCI.

     2. NPI possesses the ability to conduct or have conducted discovery research, clinical trials and other development activities in the Field and to market the approved pharmaceuticals within Canada.

     3. NBCI desires to grant to NPI certain rights and licenses to carry out, in Canada, Research and Development in the Field, and to market in Canada the Products, the whole as more fully set forth below.

     4. NPI desires to carry out and fund the operations associated with the preclinical, clinical and other development activities in the Field.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:


                             ARTICLE 1 - DEFINITION

     The following terms shall have the following meanings as used in this
Agreement:

     1.1 "AFFILIATE" means an individual, trust, business trust, joint venture, partnership, corporation, association or any other entity which (directly or indirectly) is controlled by, controls or is under common control with a Party. For the purposes of this definition, the term "control" (including, with correlative meanings, the term "controlled by" and "under common control with") as used with respect to any Party, shall mean ownership of more than 50% of the voting interest.

     1.2 "COMPOUND" means, except as provided below, any composition of matter that (or, in the case of prodrugs, an active metabolite of which):

          (A) demonstrates suitable levels of activity in vitro within the Field to warrant further Research or Development as determined by NBCI, after consultation with NPI;

          (B) is discovered, identified, synthesized or acquired by or on behalf of NBCI or an Affiliate thereof, and is recognized by NBCI, after consultation with NPI, to meet the conditions of paragraph 1.2(a) hereof, prior to or during the term of this Agreement; and

          (C) is designated by NBCI, after consultation with NPI, as a "Compound" hereunder by giving written notice thereof to NPI.

     1.3 "CONTROL" means possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangements with any Third Party.

     1.4 "DEVELOPMENT" means all work performed by or on behalf of NPI or NBCI, or an Affiliate thereof, involving pre-Phase I, Phase I, Phase II or Phase III clinical trials of Compounds, in relation to a Field.

     1.5 "DATE OF FIRST SALE" means the date on which NBCI (or an Affiliate or a Sublicensee) first ships a Product to an unaffiliated Third Party in an arms length commercial transaction.

     1.6 "DRUG APPROVAL APPLICATION" means an application for Regulatory Approval required before commercial sale or use of a Product as a drug in a regulatory jurisdiction.

     1.7  "EFFECTIVE DATE" means the date first written above.

     1.8  "FDA" means the United States Food and Drug Administration.

     1.9 "FIELD" means [*], (C) such other fields as may be mutually agreed to by the Parties.

     1.10 "HPB" means the Canadian Health Protection Bureau.

     1.11 "IND" means an investigational new drug application filed with the FDA as more fully defined in 21 C.F.R. (S) 312.3 or with the HPB or its equivalent in any country.


                    [* CONFIDENTIAL TREAATMENT REQUESTED ]

     1.12 "INVESTOR" shall have the meaning ascribed thereto in the Unit Purchase Agreement.

     1.13 "INFORMATION" means information, generally not known to the public, relating to the Field and including (A) techniques and data, including, but not limited to, screens, models, inventions, practices, methods, knowledge, know-how, skill, experience, test data, including but not limited to, pharmacological, toxicological and clinical test data, analytical and quality control data, marketing, pricing, distribution, costs, sales and manufacturing data, and patent and legal data or descriptions (to the extent that disclosure thereof would not result in loss or waiver of privilege or similar protection) and (B) compositions of matter, including but not limited to compounds and biological materials and assays.

     1.14 "NET SALES" means the amount billed to a Third Party by NPI, NBCI or an Affiliate or Sublicensee of either for sales of a Product with respect to which a royalty is due hereunder, less: (A) discounts, including cash discounts or rebates, retroactive price reductions or allowances actually allowed or granted from the billed amount with respect to the Product in question (provided that any discounts, rebates, etc. based on overall purchases by the customer of the selling party may be applied to reduce Net Sales only to the extent of the pro rata amount of such discounts or rebates attributable to the Products included in such overall purchases), (B) credits or allowances actually granted upon claims, rejections or returns of Products, including recalls, regardless of the party requesting such, (C) freight, postage, shipping and insurance charges, to the extent billed separately on the invoice and paid by the buyer, (D) taxes, duties or other governmental charges levied on or measured by the billing, to the extent billed separately on the invoice and paid by the buyer, as adjusted for rebates and refunds and (E) provisions for actual uncollectible accounts determined in accordance with U.S. generally accepted accounting practices, consistently applied to all Products of the selling party. Where Product is sold in the form of a combination Product containing one or more active ingredients in addition to a Compound, Net Sales for such combination Product will be calculated by multiplying actual Net Sales of such combination Product by the fraction A/(A+B) where A is the invoice price of any of the Product sold separately, and B is the total invoice price of any other active component or components, or devices, in the combination, if sold separately. If, on a country-by-country basis, the other active component or components in the combination are not sold separately in said country, Net Sales for the purpose of determining royalties of the combination Product shall be calculated by multiplying actual Net Sales of such combination Product by the fraction A/C where A is the invoice price of any of the Product if sold separately, and C is the invoice price of the combination Product. If, on a country-by-country basis, neither the Product nor the other active component or components of the combination Product is sold separately in said country, Net Sales for the purposes of determining royalties of the combination Product shall be reasonably allocated between the Product and the other active components based upon their relative value.

     1.15 "NBCI KNOW-HOW" means Information which (A) NBCI discloses to NPI under this Agreement or specifically in anticipation of this Agreement and (B) is within the Control of NBCI. Notwithstanding anything herein to the contrary, NBCI Know-How excludes published NBCI Patents, Program Patents, and Program Know-How.

     1.16 "NBCI PATENT" means the rights granted by any governmental authority under a Patent which covers a method, apparatus, material or manufacture in the Field, which Patent is owned or Controlled by NBCI during the term of this Agreement.

     1.17 "PATENT" means (A) valid and enforceable Letters Patent, including any extension, registration, confirmation, reissue, continuation, divisional, continuation-in-part, re-examination or renewal thereof and (B) pending applications for Letters Patents.

     1.18 "PATENT COSTS" means the reasonable fees and expenses paid to outside legal counsel and other Third Parties, and filing and maintenance expenses, incurred in connection with the establishment and maintenance of rights under Patents.

     1.19 "PHASE I" shall mean that portion of the FDA or HPB submission and approval process which provides for the first introduction into humans of a Product with the purpose of determining human toxicity, metabolism, absorption, elimination and other pharmacolo gical action as more fully defined in respect of the FDA in 21 C.F.R. (S)213.2(a).

     1.20 "PHASE II" means that portion of the FDA or HPB submission and approval process which provides for the initial trials of Product on a limited number of patients for the purposes of determining dose and evaluating safety and efficacy in the proposed therapeutic indication as more fully defined in respect of the FDA in 21 C.F.R. (S)213.21(b).

     1.21 "PHASE III" means that portion of the FDA or HPB submission and approval process which provides for continued trials of a Product on sufficient numbers of patients to establish the safety and efficacy of a Product and generate pharmacoeconomics data to support regulatory approval in the proposed therapeutic indication as more fully defined in respect of the FDA in 21 C.F.R.
(S)312.21(c).

     1.22 "PRE-PHASE I" means that portion of the development program which starts with the selection of a compound for development by NBCI into a Product or the beginning of toxicological studies relating to such compound. Pre-Phase I includes, but is not limited to, toxicological, pharmacological and any other studies, the results of which are required for filing with an IND, as well as Product formulation and manufacturing development necessary to obtain the permission of regulatory authorities to begin and continue subsequent human clinical testing.

     1.23 "PRODUCT" means any form or dosage of a composition of matter comprised of a Compound for pharmaceutical use in humans in the Field.

     1.24 "PROGRAM KNOW-HOW" means Information which pertains to the Field and is in the possession of or developed by either NBCI or NPI, or jointly developed by NBCI and NPI, under this Agreement or specifically in anticipation of this Agreement.

     1.25 "PROGRAM PATENT" means any Patent, the subject of which is an invention that came into the possession of NBCI, was conceived or reduced to practice by NPI, NBCI or a Third Party under a contract with NPI or NBCI, or was conceived or reduced to practice jointly by NBCI and NPI (or such Third Party) in the course of the Research or the Development.

     1.26 "REGULATORY APPROVAL" means any approvals (including pricing and reimbursement approvals), licenses, registrations or authorizations of any federal, provincial, state or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacturing, use, storage, import, transport or sale of Products in a regulatory jurisdiction.

     1.27 "RESEARCH" means all work performed by or on behalf of NPI or NBCI, or an Affiliate thereof, directed towards or in connection with the discovery, identification and synthesis of Compounds.

     1.28 "SELLING PARTY" shall have the meaning ascribed thereto at Section 5.5, 6.1(a), 6.1(b), 6.1(b) hereof.

     1.29 "SUBLICENSEE" shall mean, with respect to a particular Product, a Third Party to whom NPI or NBCI has granted a license or sublicense under any NBCI Patents or Program Patents to make and sell such Product. As used in this Agreement, "Sublicensee" shall also include a Third Party to whom NPI or NBCI has granted the right to distribute a Product, provided that such Third party is responsible for marketing and promotion of such Product within its distribution territory.

     1.30 "TANGIBLE RESEARCH PRODUCT" means any composition of matter or other tangible asset, including but not limited to compounds, natural products or fermentation broths and/or extracts or fractions thereof, immunoglobulin molecules, including active fragments thereof and monoclonal antibodies, cells and cell lines, DNA and RNA molecules, plasmids, proteins, peptides, receptors, receptor fragments, research tools, materials for use in screening methods and techniques, made or synthesized by either Party in the course of Research or the Development.

     1.31 "THIRD PARTY" means any entity other than NBCI, NPI and Affiliates of either.

     1.32 "UNIT PURCHASE AGREEMENT" means the Unit Purchase Agreement dated March 29, 1996 among NPI, NBI and certain Investors.

             ARTICLE 2 - INTELLECTUAL PROPERTY AND LICENSE GRANTS

     2.1 OWNERSHIP OF INTELLECTUAL PROPERTY. NBCI shall be the sole and exclusive owner of or shall Control all NBCI Patents, Program Patents, NBCI Know-How, Program Know-How and Tangible Research Products, including but not limited to Compounds. NPI shall have no rights to NBCI Patents, NBCI Know-How, Program Patents, Program Know-How, Tangible Research Products or Compounds except as set forth in Sections 2.2 and 2.3 below.

     2.2 PATENT LICENSES. NBCI grants NPI an exclusive paid-up license, with no right to grant sublicenses, under NBCI Patents, Program Patents, NBCI Know-How and Program Know-How to carry out only in Canada Research and Development, and only in the Field, as set forth in Section 4.1 hereof, during the term of this Agreement.

     2.3 PATENT LICENSES TO NPI FOR PRODUCTS. NBCI grants to NPI an exclusive license, in relation to Canada only, including with respect to NBCI's trademarks under which the Products are to be marketed in Canada, with a right to grant sublicenses, to market, sell and have sold in Canada Products which are developed in the Field, either by NPI or by a Selling Party. No right or license is granted to NPI to make or have made the Products in Canada or elsewhere.


                              ARTICLE 3 - RESEARCH

     3.1 RESEARCH PROGRAM. NPI and NBCI shall be responsible for conducting the Research, with a goal of discovering, identifying and synthesizing Compounds that are suitable for development into Products for commercialization. NBCI shall be responsible for establishing the directives for conducting the Research, after consultation with NPI, and NPI shall give effect to such directives.

     3.2 NBCI RESEARCH EFFORTS. NBCI agrees to commit to the Research such efforts and resources as it determines in its sole discretion are necessary to accomplish the goal set forth in Section 31.

     3.3 NPI COMMITMENT TO RESEARCH AND DEVELOPMENT. NPI agrees to use its best reasonable efforts to ensure that it expends an aggregate amount of at least [*] on Research and Development in the Field.


                        ARTICLE 4 - PRODUCT DEVELOPMENT

     4.1 COMPOUND SELECTION AND PRODUCT DEVELOPMENT. NBCI, after consultation with NPI, shall be responsible for authorizing and coordinating with NPI the selection of Compounds to enter Pre-Phase I and the development of Products through Pre-Phase I.


                     [* CONFIDENTIAL TREATMENT REQUESTED ]

Once a Compound is selected to enter Pre-Phase I, NPI shall be responsible, to the extent it has funds available, to develop the Products through Phases I, II and III, including but not limited to, preparing and filing all Drug Approval Applications in Canada and obtaining all Regulatory Approvals in Canada, subject to the approval of NBCI. NPI agrees to use its best reasonable efforts, consistent with prudent business judgment, to ensure that it expends an aggregate amount on Research and Development of at least [*] in the Province of Quebec, and an additional amount of [*] in the rest of Canada. NBCI shall be solely responsible for and have the sole right to develop Products through Phases I, II and III as set forth above throughout the world other than in Canada.

     4.2 NPI'S RESPONSIBILITIES. NPI shall, under the supervision and direction of NBCI, develop and prepare an annual plan for Research and Development of Products. NBCI will assist NPI in NPI's Research and Development activities as determined appropriate by NBCI by providing NPI such NBCI Know-How developed or acquired during the Research relating to Products as determined appropriate by NBCI for the Research and Development. If any specific developmental work is agreed by NPI and NBCI to be performed by or on behalf of NBCI, the Parties will negotiate compensation to NBCI for carrying out the agreed developmental work. NPI agrees to use best reasonable efforts to continue the Research and Development and provide NBCI with all data discovered in the course of the Research and Development. In the event adverse data is discovered in the course of the Research and Development of a Product, NBCI shall be entitled to immediately terminate the Research and Development in respect of such Product by giving written notice to NPI. In such event, the corresponding licenses granted to NPI pursuant to Sections 2.2 and 2.3 hereof shall terminate and be of no further force or effect.

     4.3 RESEARCH AND DEVELOPMENT OUTSIDE THE FIELD. In addition to the Research and Development to be carried out as contemplated above, NPI agrees, at the request of NBCI, to carry out sponsored scientific research and development, outside the Field, on commercially reasonable terms and conditions negotiated in good faith by the Parties.


                ARTICLE 5 - COMMERCIALIZATION AND MANUFACTURING

     5.1 NBCI'S MARKETING OBLIGATIONS FOR PRODUCTS. Subject to Sections 23 and 52 hereof, with regard to Canada, all business decisions, including, without limitation, the design, sale, price and promotion of Products under this Agreement and the marketing decisions relating to any particular Product shall be within the sole discretion of NBCI. Any marketing of a Product in one market or country shall not obligate NBCI to market such Product in any other market or country.

     5.2 NPI'S MARKETING OBLIGATIONS FOR PRODUCTS. Subject to and in accordance with the provisions set forth herein, and in particular Section 2.3 above, all business decisions, including, without limitation, the design, sale, price and promotion of Products under this


                     [* CONFIDENTIAL TREATMENT REQUESTED ]

Agreement, in Canada, and the decisions whether to market any particular Product in Canada, shall be within the sole discretion of NPI.

     5.3 TRADEMARKS. NBCI shall select its own trademarks under which it will market Products and no right or license is granted to NPI hereunder with respect to such trademarks, except to the extent required for NPI to be able to exercise its rights in accordance with Sections 2.3 and 5.2 hereof.

     5.4 MANUFACTURING. NBCI shall be solely responsible for making Products or having Products made. At the request of NPI and unless Section 5.5, 6.1(a), 6.1(b), 6.1(b) hereof applies, NBCI shall make or have made Products for sale in Canada, in accordance with Section 5.2 above, and the price to be paid by NPI for purchasing such Products shall be as agreed upon by NBCI and NPI negotiating in good faith and in this regard, NBCI shall accord NPI with preferred purchaser status.

     5.5  ALTERNATIVE MARKETING OPTION FOR PRODUCTS.   At the request of NPI and
in accordance with the rights and obligations of NPI under this Agreement, NBCI agrees that it, an Affiliate thereof or a Third Party under contract with it or under contract with an Affiliate thereof (collectively, the "Selling Party") shall use its best efforts, as an exclusive agent of NPI, to market the Products in Canada. In the event of such a request by NPI:

          (A) the Selling Party shall be solely responsible for all costs and expenses related to marketing and selling the Products in Canada, including, without limitation, manufacturing, distributing and promoting the Products;

          (B) the Selling Party shall be solely entitled to the revenues generated by marketing and selling the Products in Canada, subject to paragraph 5.5, 6.1(a), 6.1(b), 6.1(b) hereof; and

          (C) NBCI shall cause the Selling Party to apply the same standards of competence for the purpose of marketing and selling the Products in Canada as applied in marketing and selling the Products in other countries. Furthermore, NBCI shall cause the Selling Party to apply proportionate efforts for the purpose of marketing and selling the Products in Canada, in relation to the size of the market, as applied in marketing and selling the Products in other countries.


                              ARTICLE 6 - PAYMENTS

     In consideration of the foregoing, NBCI agrees to pay NPI, subject to the provisions of this Article and Article 7 hereof, as follows.

     6.1 EARNED ROYALTIES FOR PRODUCTS. NBCI shall pay or cause a Selling Party to pay to NPI:

          (A)  [*] royalty based on Net Sales of Products sold outside Canada;
and

          (B) [*] royalty based on Net Sales of Products sold in Canada, if NPI requests that a Selling Party market and sell the Products in Canada, in accordance with Section 5.5, 6.1(a), 6.1(b), 6.1(b) above.

          The obligation of NBCI to pay or to cause the Selling Party to pay to NPI the royalties provided for in this Section shall not terminate upon termination of this Agreement, however the rates of such royalties shall be reduced from [*] and [*] respectively, to rates mutually agreed upon by the Parties at the time of such termination. In the event the Parties are unable to agree upon the rates of such royalties at the time of such termination, the rate pursuant to paragraph 5.5, 6.1(a), 6.1(b), 6.1(b) hereof shall be reduced to [*] and the rate pursuant to paragraph 5.5, 6.1(a), 6.1(b), 6.1(b)hereof shall be reduced to [*].

     6.2 TERM FOR ROYALTY PAYMENT. Royalties payable under Section 6.1 shall be paid on a country-by-country basis from the Date of First Sale of each Product with respect to which royalty payments are due, for the shorter of the following periods:

          (A) the last to expire of any Patent in such country covering the sale or use of the Product; and

          (B) ten (10) years following the Date of First Sale of such Product in such country.

     6.3 FOREIGN EXCHANGE. The remittance of royalties payable on Net Sales will be payable in Canadian dollars to NPI, at a bank and to an account designated by NPI, using a rate of exchange of the currency of the country from which the royalties are payable as published in the Wall Street Journal on the last day of the month for which such payment was due.

     6.4 TAXES. All payments under this Agreement will be made without any deduction or withholding for or on account of any tax unless such deduction or withholding is required by any applicable law. If the Selling Party is so required to deduct or withhold, the Selling Party will:

          (A)  promptly notify NPI of such requirement;

                     [* CONFIDENTIAL TREATMENT REQUESTED]

          (B) pay to the relevant authorities the full amount required to be deducted or withheld, promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against NPI; and

          (C) promptly forward to NPI an official receipt (or certified copy), or other documentation reasonably acceptable to NPI, evidencing such payment to such authorities.

     6.5 ROYALTY PAYMENT REPORTS. Royalty payments under this Agreement shall be made to NPI quarterly within sixty (60) days following the end of each calendar quarter for which royalties are due from the Selling Party. Each royalty payment shall be accompanied by a report summarizing the Net Sales during the relevant three (3) month period and shall be subject to an annual audit by NPI, at its expense.


                     ARTICLE 7 - TERMINATION OF NPI LICENSE

     NBCI shall have the option, at any time after the earlier of:

          (A) four (4) years from the date hereof but not later than December 31, 2000;

          (B) the date hereof, if for the purpose to collaborate with another pharmaceutical or biotechnological company that calls for the joint Research or Development of a Product in the Field in consideration of up-front payments, license fees, royalties or other rights;

          (C) the date on which NBCI terminates the Development in relation to the last remaining Product being developed by NPI; and

          (D) the date on which NPI's entitlement to receive refundable Canadian and Quebec government tax credits in respect of its activities hereunder ceases or changes in a material way;

to terminate with respect to one or more Products the license granted to NPI pursuant to Section 2.3 hereof to market and sell Products in Canada, by giving thirty (30) days prior written notice of NBCI's election to so terminate (the "TERMINATION NOTICE") to NPI and the Investors.


                          ARTICLE 8 - CONFIDENTIALITY

          8.1 CONFIDENTIALITY; EXCEPTIONS. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, for the term of this Agreement and for five (5) years thereafter, the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Information or other confidential or proprietary information or materials furnished to it pursuant to this Agreement by the other Party or any Information developed during the term of this Agreement (collectively "CONFIDENTIAL INFORMATION"), except to the extent that it can be established by the receiving Party that such Confidential Information:

          (A) was in the lawful knowledge and possession of the receiving party prior to the time it was disclosed to or learned by the receiving Party, or was otherwise developed independently by the receiving Party, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the receiving Party;

          (B) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

          (C) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or

          (D) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others.

     8.2 AUTHORIZED DISCLOSURE. Except as expressly provided otherwise in this Agreement, each Party may disclose Confidential Information of the other Party as follows: (A) to Third Parties (and in the case of NBCI, to Affiliates) under appropriate terms and conditions including confidentiality provisions substantially equivalent to those in this Agreement for consulting, manufacturing, development, external testing and marketing trials with respect to the Products covered by this Agreement, or otherwise as is reasonably necessary to exercise the rights and licenses granted or reserved herein (including the right to grant sublicenses); (B) to the extent such disclosure is reasonably necessary in filing or prosecuting patent, copyright and trademark applications, prosecuting or defending litigation, complying with applicable governmental regulations, obtaining regulatory approval, conducting preclinical or clinical trials, marketing Products or otherwise required by law, provided, however, that if a Party is required by law or regulation to make any such disclosure of the other Party's Confidential Information it will, except where impracticable for necessary disclosures, give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed or (C) to the extent mutually agreed to by the Parties.

     8.3 DISCLOSURE OF FINANCIAL INFORMATION. Notwithstanding anything to the contrary contained in this Agreement, the Parties may disclose to their respective shareholders and

Affiliates thereof Confidential Information, provided such information is of a financial nature only and therefore does not constitute Information.

     8.4 SURVIVAL. This Article 8 shall survive the termination or expiration of this Agreement for a period of five (5) years.


                ARTICLE 9 - PATENT PROSECUTION AND INFRINGEMENT

     9.1 PATENT FILINGS. The filing, prosecution and maintenance of NBCI Patents and Program Patents shall be done solely by NBCI, and all Patent Costs shall be borne by NBCI.

     9.2  ENFORCEMENT RIGHTS.

          (A) DEFENCE AND SETTLEMENT OF THIRD PARTY CLAIMS. If a Third Party asserts that a Patent or other right owned by it is infringed by the manufacture, use or sale of any Product, NBCI shall in its sole discretion decide whether or not to defend against any such assertions, and if it decides to assume the defence, NBCI will do so at its cost and expense. In the event NBCI fails to assume such defence, NPI shall in its sole discretion decide whether or not to so defend, and if it decides to so defend, the defence shall be at NPI's cost and expense. Further, NBCI agrees to indemnify and hold NPI harmless from Third Party demands, claims and actions (i) that a Patent or other right owned by NBCI has been infringed by the manufacture, use or sale of Products in Canada and (ii) for product liability in relation to Products sold in Canada, whether sold by or on behalf of NPI.

          (B) INFRINGEMENT BY THIRD PARTIES OF PROGRAM PATENTS. If any NBCI Patent or Program Patent is infringed by a Third Party in any country in connection with the manufacture, use or sale of a Product in such country, the Party to this Agreement first having knowledge of such infringement shall promptly notify the other in writing. The notice shall set forth the known facts of that infringement in reasonable detail. NBCI shall have the right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to such infringement of the NBCI Patent or Program Patent, by counsel of its own choice, and to retain any damages or other monetary awards recovered from such action or proceeding.


                  ARTICLE 10 - REPRESENTATIONS AND WARRANTIES

    10.1 REPRESENTATIONS AND WARRANTIES. Each of the Parties hereby represents and warrants and covenants as follows.

          (A) This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms. The execution, delivery and performance of the Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

          (B) Each Party has not, and during the term of the Agreement will not, grant any right to any Third Party relating to its respective technology in the Field which would conflict with the rights granted to the other Party hereunder.


                       ARTICLE 11 - TERM AND TERMINATION

     11.1 TERM. This Agreement shall commence as of the Effective Date and shall continue in effect until the date on which it is terminated in accordance with the following provisions.

     11.2 TERMINATION FOR BREACH. Either Party may terminate this Agreement in the event the other Party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for ninety (90) days after written notice thereof was provided to the breaching Party by the non-breaching Party. Any termination shall become effective at the end of such ninety (90) day period unless the breaching Party (or any other party on its behalf) has cured any such breach or default prior to the expiration of the ninety (90) day period.

     11.3 TERMINATION BY NBCI. In addition to the rights afforded to it pursuant to the provisions of this Article, NBCI shall have the right to terminate this Agreement upon notice to the Investors and NPI as set forth in
Article 7 above.

     11.4 TERMINATION FOR BANKRUPTCY. In addition to the rights afforded to it pursuant to the provisions of this Article, either Party shall have the right to terminate this Agreement forthwith by written notice to the other Party (A) if such other Party is declared insolvent or bankrupt by a court of competent jurisdiction, (B) if a voluntary or involuntary petition in bankruptcy is filed in any court of competent jurisdiction against the other Party and such petition is not dismissed within ninety (90) days after filing, or (C) if the other Party shall make or execute an assignment of substantially all of its assets for the benefit of creditors.

     11.5  SURVIVING RIGHTS.  Section 2.1 (but not Sections 2.2 or 2.3),
                                               ---
Section 6.1 and Articles 1, 8, 11, 12, 13 and 14 shall survive the expiration and any termination of this Agreement for any reason.

     11.6 ACCRUED RIGHTS, SURVIVING OBLIGATIONS. Termination, relinquishment or expiration of the Agreement for any reason shall be without prejudice to any obligations which shall have accrued prior to such termination, relinquishment or expiration, including, without limitation, the payment obligations under
Article 6 hereof and any and all damages arising from any breach hereunder. Such termination, relinquishment or expiration shall not relieve either Party from obligations which are expressly indicated to survive termination or expiration of the Agreement.

     11.7 TERMINATION NOT SOLE REMEDY. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available except as otherwise agreed to herein.


                          ARTICLE 12 - INDEMNIFICATION

     Each Party (the "INDEMNIFYING PARTY") shall indemnify, defend and hold the other Party (the "INDEMNIFIED PARTY") harmless from and against any and all liabilities, claims, damages, costs, expenses or money judgments incurred by or rendered against the Indemnified Party and its Affiliates and Sublicensees incurred in the defence or settlement of a Third Party lawsuit or in satisfaction of a Third Party judgment arising out of any injuries to person and/or damage to property resulting from (A) negligent acts of the Indemnifying Party performed in carrying out Research or Development hereunder, including failure by the Indemnifying Party to provide the Indemnified Party with any information of the Indemnifying Party's which, if timely received, would have avoided injury, death or damage, provided such failure to provide such information is due to negligence of the part of the Indemnifying Party, and (B) personal injury to the Indemnified Party employees or agents or damage to the Indemnified Party's property resulting from acts performed by, under the direction of, or at the request of the Indemnifying Party in carrying out activities contemplated by this Agreement.


                        ARTICLE 13 - DISPUTE RESOLUTION

     13.1 ALTERNATIVE DISPUTE RESOLUTION. Any dispute controversy or claim arising out of or relating to the validity, construction, enforceability or performance of this Agreement, including disputes relating to alleged breach or to termination of this Agreement, shall be settled by binding Alternative Dispute Resolution ("ADR") in the manner described below.

          (A) If a Party intends to begin an ADR to resolve a dispute, such Party shall provide written notice (the "ADR REQUEST") to the other Party informing such other Party of such intention and the issues to be resolved. From the date of the ADR Request and until such time as any matter has been finally settled by ADR, the running of the time periods contained in Section 11.2 as to which party must cure a breach of this Agreement shall be suspended as to the subject matter of the dispute.

          (B) Within thirty (30) days after the receipt of the ADR Request, the other Party may, by written notice to the counsel for the party initiating ADR, add additional issues to be resolved.

     13.2 ARBITRATION PROCEDURE. The ADR shall be conducted in English pursuant to the International Commercial Arbitration Rules of the American Arbitration Association for Large, Complex Cases then in effect. The Arbitrator shall, in rendering its decision, apply the substantive law of the State of California, without regard to its conflict of laws provisions. The proceeding shall take place in the City of San Francisco, California. The fees of the arbitration shall be split equally between the Parties. Each Party shall bear its own legal fees.


                           ARTICLE 14 - MISCELLANEOUS

     14.1 ASSIGNMENT. Either Party may assign this Agreement or its rights hereunder (A) to a party that succeeds to substantially all of the business or assets of such Party by reason of a merger or similar reorganization or the sale of substantially all of its business or assets, or (B) otherwise with the prior written consent of the other Party. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

     14.2 CONSENTS NOT UNREASONABLY WITHHELD. Whenever provision is made in this Agreement for either Party to secure the consent or approval of the other, that consent or approval shall not unreasonably be withheld, and whenever in this Agreement provision is made for one Party to object to or disapprove a matter, such objection or disapproval shall not unreasonably be exercised.

     14.3 RETAINED RIGHTS. Nothing in this Agreement shall limit in any respect the right of NBCI or its Affiliates to conduct Research and Development with respect to and market Products outside the Field.

     14.4 FORCE MAJEURE. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting Party, provided that the Party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a Party be required to settle any labour dispute or disturbance.

     14.5 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

     14.6 NO TRADEMARK RIGHTS. Except as otherwise provided herein, no right, express or implied, is granted under this Agreement to use in any manner the name "Neurocrine" or "NPI", or any other trade name or trademark of the other Party or its Affiliates in connection with the performance of the Agreement.

     14.7 NOTICES. All notices hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof.

     IF TO NBCI,

     ADDRESSED TO:                  NEUROCRINE BIOSCIENCES (CANADA) INC.
                                    Byers Casgrain
                                    1 Place Ville Marie
                                    Suite 3900
                                    Montreal, Quebec
                                    H3B 4M7
                                    Attention:  Paul F. Dingle
                                    Telephone:    514-878-8800
                                    Telecopy:     514-866-2241


     WITH COPY TO:                  WILSON SONSINI GOODRICH & ROSATI
                                    PROFESSIONAL CORPORATION
                                    650 Page Mill Road
                                    Palo Alto, CA  94304-1050
                                    Attention:    Michael O'Donnell, Esq.
                                    Telephone:    415-493-9300
                                    Telecopy:     415-493-6811


     WITH COPY TO:                  NEUROCRINE BIOSCIENCES, INC.
                                    3050 Science Park Road
                                    San Diego, CA  92121-1102
                                    Attention:    President & CEO
                                    Telephone:    619-658-7600
                                    Telecopy:     619-658-7602

     IF TO NPI,

     ADDRESSED TO:                  NEUROSCIENCE PHARMA (NPI) INC.
                                    Byers Casgrain
                                    1 Place Ville Marie
                                    Suite 3900
                                    Montreal, Quebec
                                    H3B 4M7
                                    Attention:   Paul F. Dingle
                                    Telephone:   (514) 878-8800
                                    Telecopy:    (514) 866-2241


     WITH COPY TO:                  MACKENZIE GERVAIS
                                    770 Sherbrooke Street West
                                    Suite 1300
                                    Montreal, Quebec
                                    H3A 1G1
                                    Attention:   Luc LaRochelle
                                    Telephone:   (514) 847-3540
                                    Telecopy:    (514) 288-7389

Each of the Parties consent to the personal jurisdiction of the U.S. Federal Courts and agree to accept any legal process served upon such Party at the addresses specified above for such Party.

     14.8 WAIVER. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party's rights or remedies provided in this Agreement.

     14.9 SEVERABILITY. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (A) the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (B) the Parties covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

     14.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14.11 ENTIRE AGREEMENT. This Agreement, the Unit Purchase Agreement and the Exhibits thereto and the other documents delivered in connection herewith set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties and supersede and terminate all prior agreements and understandings between the Parties in respect of the subject matter hereof and thereof. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties.

     14.12 RELATIONSHIP OF PARTIES. Nothing herein shall be construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties. Each Party is an independent contractor. Neither Party shall assume, either directly or indirectly, any liability of or for the other Party. Neither Party shall have the authority to bind or obligate the other Party and neither Party shall represent that it has such authority.

     14.13 LIMITED LIABILITY. Neither Party shall be liable to the other Party under any contract, negligence, strict liability or other legal or equitable theory for any incidental or consequential damages for failure to perform hereunder.

     IN WITNESS WHEREOF, the Parties have executed this Agreement by their proper officers as of the date and year first above written.

                                    NEUROCRINE BIOSCIENCES (CANADA) INC.

                                    By:
                                           ________________________________

                                    Title:
                                           ________________________________


                                    NEUROSCIENCE PHARMA (NPI) INC.

                                    By:
                                           ________________________________

                                    Title:
                                           ________________________________

                                   EXHIBIT E
                                   ---------

                             SCHEDULE OF EXCEPTIONS



     This Schedule of Exceptions, dated as of ___________, 1996, is made and given pursuant to Section 4 of the Unit Purchase Agreement among Neuroscience Pharma (NPI) Inc., Neurocrine Biosciences, Inc. ("NBI") and the Investors, dated ___________, 1996 (the "Agreement").

     The section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such dis closure would be appropriate. Any terms defined in the Agreement shall have the same meaning when used in this Schedule of Exceptions as when used in the Agreement unless the context otherwise requires.

     4.3  Capitalization.  The outstanding capital stock of NBI, as of
          --------------
immediately prior to the Closing, consists of 12,377,717 shares of Common Stock. In addition NBI has adopted an Employee Stock Purchase Plan and has reserved an aggregate of 125,000 shares of Common Stock for issuance thereunder. Further, NBI has adopted a Director Option Plan and reserved an aggregate of 100,000 shares of Common Stock for issuance thereunder. NBI has also reserved 3,300,000 shares of Common Stock for issuance pursuant to its Incentive Stock Plan (the "Plan"), of which 1,343,300 shares have been issued upon exercise of options or stock purchase rights granted under the Plan (such shares are reflected in the issued and outstanding shares of Common Stock amount set forth above) and options exercisable for 1,412,190 shares are outstanding as of the Closing. These options have exercise prices ranging from $2.50 to $5.00 per share and will vest on various dates between July 20, 1997 and December 5, 1999. NBI also has outstanding warrants exercisable for 520,589 shares of Common Stock. These warrants have an exercise price of $5.00 per share and have five year terms, which expire on various dates between October 25, 1998 and February 28, 1999.

     4.6  Title to Properties and Assets.  NBI leases certain equipment used in
          ------------------------------
its business and located at its facilities in San Diego pursuant to its equipment lease line; such leased equipment is owned by the equipment lessor. Certain other items of such equipment are owned by NBI, the purchase price of which has been financed by the equipment lessor; such equipment is subject to a security interest (lien) in favor of the lessor to secure repayment of such financing.

     4.19  Transactions with Affiliates.  Certain officers, directors, and
           ----------------------------
employees of NBI have paid the purchase price for shares of Common Stock issued to them by execution of promissory notes payable to NBI.

                                  EXHIBIT F
                                      to
                            UNIT PURCHASE AGREEMENT



                       NEW REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of
March 29, 1996, by and among Neurocrine Biosciences, Inc., a California
- --------
corporation (the "Company") and the persons listed on the attached Schedule 1 who become signatories to this Agreement (collectively, the "Investors and individually an "Investor").

                                R E C I T A L S
                                - - - - - - - -

     WHEREAS, in connection with the purchase and sale of shares of Series A Preferred Stock of Neuroscience Pharma (NPI) Inc. ("NPI") an affiliate of the Company (the "NPI Shares") and certain warrants exercisable for shares of the Company's Common Stock (the "Warrants"), the Company and the Investors desire to provide for the rights of the Investors with respect to registration of the Common Stock issued upon exchange of the NPI Shares or exercise of the Warrants held by the Investors according to the terms of this Agreement.

     WHEREAS, it is a condition of the closing of the sale of the NPI Shares to the Investors that the Company enter into this Agreement.

     NOW THEREFORE, in consideration of the promises set forth above and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

     1.   Certain Definitions.  As used in this Agreement, the following terms
          -------------------
shall have the following respective meanings:

          (a)  "Commission" shall mean the Securities and Exchange Commission or
                ----------
any other federal agency at the time administering the Securities Act.

          (b)  "Convertible Securities" shall mean securities of NPI or the
                ----------------------
Company purchased by or issued to the Investors by NPI or the Company which are convertible into or exchangeable or exercisable for Common Stock of the Company, including the NPI Shares and the Warrants.

          (c)  "Form S-3" shall mean Form S-3 issued by the Commission or any
                --------
substantially similar form then in effect.

          (d)  "Holder" shall mean any holder of outstanding Registrable
                ------
Securities which have not been sold to the public, but only if such holder is an Investor or an assignee or transferee of Registration rights as permitted by
Section 11.

          (e)  "Initiating Holders" shall mean Holders who in the aggregate hold
                ------------------
at least forty percent (40%) of the Registrable Securities.

          (f)  "Material Adverse Event" shall mean an occurrence having a
                ----------------------
consequence that either (a) is materially adverse as to the business, properties, prospects or financial condition of the Company or (b) is reasonably foreseeable, has a reasonable likelihood of occurring, and if it were to occur would materially adversely affect the business, properties, prospects or financial condition of the Company.

          (g)  The terms "Register", "Registered" and "Registration" refer to a
                          --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act ("Registration Statement"), and the declaration or ordering of the effectiveness of such Registration Statement.

          (h)  "Registrable Securities" shall mean all shares of Common Stock of
                ----------------------
the Company issued or issuable upon exchange or exercise of the Convertible Securities, including Common Stock issued pursuant to stock splits, stock dividends and similar distributions with respect to such shares, provided that such shares (i) are not available for immediate sale in the opinion of counsel to the Company in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon consummation of such sale pursuant to Regulation S, Rule 144, or otherwise under applicable federal securities laws, or (ii) have not previously been sold to the public.

          (i)  "Registration Expenses" shall mean all expenses incurred in
                ---------------------
complying with Section 2 of this Agreement, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, other than Selling Expenses.

          (j)  "Securities Act" shall mean the Securities Act of 1933, as
                --------------
amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          (k)  "Selling Expenses" shall mean all underwriting discounts and
                ----------------
selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement, as well as fees and disbursements of legal counsel for the selling Holders.

     2.   Demand Registration.
          -------------------

          2.1  Request for Registration on Form S-3.  Subject to the terms of
               ------------------------------------
this Agreement, in the event that the Company receives from Initiating Holders at any time after one year after the effective date of the Company's initial Registered public offering of shares of its Common Stock (the "IPO"), a written request that the Company effect any Registration on Form S-3 (or any successor form to Form S-3 regardless of its designation) at a time when the Company is eligible to register securities on Form S-3 (or any successor form to Form S-3 regardless of its designation) for an offering of Registrable Securities, the reasonably anticipated aggregate offering price to the public of which would exceed $500,000 (provided that such Registration is not with respect to all other outstanding Registrable Securities, in which case such $500,000 minimum shall not apply), the Company will promptly give written notice of the proposed Registration to all the Holders and will, as soon as practicable, effect Registration of the Registrable Securities specified in such request, together with all or such portion of the Registrable Securities of any Holder joining in such request as are specified in a written request delivered to the Company within 20 days after written notice from the Company of the proposed Registration. The Company shall not be obligated to take any action to effect any such registration pursuant to this
Section 2.1 after the Company has effected two such Registrations pursuant to this Section 2.1 within the calendar year of such request and such Registrations have been declared effective and, if underwritten, have closed.

          2.2  Right of Deferral of Registration.  If (i) the Company shall
               ---------------------------------
furnish to all such Holders who joined in the request a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for any Registration to be effected as requested under Section 2.1, or
(ii) the Company shall have effected a Registration (whether or not pursuant to Section 2.1) within ninety (90) days preceding the date of such request, the Company shall have the right to defer the filing of a Registration Statement with respect to such offering for a period of not more than (i) sixty (60) days from delivery of the request of the Initiating Holders, or (ii) ninety (90) days of the date of filing of such prior Registration respectively; provided, however, that the Company may not utilize this right more than twice in any 12-month period.

          2.3  Registration of Other Securities.  Any Registration Statement
               --------------------------------
filed pursuant to the request of the Initiating Holders under this Section 2 may, subject to the provisions of Section 2.4, include securities of the Company other than Registrable Securities.

          2.4  Underwriting in Demand Registration.
               -----------------------------------

               2.4.1  Notice of Underwriting.  If the Initiating Holders intend
                      ----------------------
to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2, and the Company shall include such information in the written notice referred to in Section 2.1. The right of any Holder to Registration pursuant to Section 2.1 shall be conditioned upon such Holder's agreement to participate in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion).

               2.4.2  Inclusion of Other Holders in Demand Registration. If the
                      -------------------------------------------------
Company, officers or directors of the Company holding Common Stock other than Registrable Securities or holders of securities other than Registrable Securities, request inclusion in such Registration, the Initiating Holders, to the extent they deem advisable and consistent with the goals of such Registration and subject to the allocation provisions of Section 2.4.4 below, shall, on behalf of all Holders, offer to any or all of the Company, such officers or directors and such holders of securities other than Registrable Securities that such securities other than Registrable Securities be included in the underwriting and may condition such offer on the acceptance by such persons of the terms of this Section 2.

               2.4.3  Selection of Underwriter in Demand Registration.  The
                      -----------------------------------------------
Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into and perform its obligations under an underwriting agreement in usual and customary form with the representative ("Underwriter's Representative") of the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered by the Initiating Holders and consented to by the Company (which consent shall not be unreasonably withheld).

               2.4.4  Marketing Limitation in Demand Registration.  In the event
                      -------------------------------------------
the Underwriter's Representative advises the Initiating Holders in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders, and the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the number of shares proposed to be included in such Registration by such Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities (including those proposed to be included by the Company and the officers and directors of the Company) are first entirely excluded from the underwriting. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 2.4.4 shall be included in such Registration Statement.

               2.4.5  Right of Withdrawal in Demand Registration.  If any Holder
                      ------------------------------------------
of Registrable Securities, or a holder of other securities entitled (upon request) to be included in such Registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders delivered at least seven days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

          2.5  Blue Sky in Demand Registration.  In the event of any
               -------------------------------
Registration pursuant to Section 2, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as the Holders shall reasonably request and as shall be reasonably appropriate for the distribution of such securities; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     3.   Piggyback Registration.
          ----------------------

          3.1  Notice of Piggyback Registration and Inclusion of Registrable
               -------------------------------------------------------------
Securities.  Subject to the terms of this Agreement, in the event the Company
- ----------
decides to Register any of its Common Stock for its own account on a form that would be suitable for a registration involving Registrable Securities, the Company will: (i) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (ii) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within twenty (20) days after delivery of such written notice from the Company.

          3.2  Underwriting in Piggyback Registration.
               --------------------------------------

               3.2.1  Notice of Underwriting in Piggyback Registration.  If the
                      ------------------------------------------------
Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.1. In such event the right of any Holder to Registration shall be conditioned upon such underwriting and the inclusion of such Holder's Registrable Securities in such underwriting to the extent provided in this Section 3. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the Underwriter's Representative for such offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 3.

               3.2.2  Marketing Limitation in Piggyback Registration.  In the
                      ----------------------------------------------
event the Underwriter's Representative advises the Holders seeking registration of Registrable Securities pursuant to Section 3 in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter's Representative may exclude some or all Registrable Securities from such registration and underwriting, notwithstanding the fact that other securities (other than those to be sold by the Company) may be included in the underwriting. In the event that the Underwriters shall determine that Registrable Securities may be included in such Registration and underwriting, the Underwriter's Representative shall so advise all Holders and the number of shares of Registrable Securities that may be included in the Registration and underwriting (if any) shall be allocated, among all Holders of Registrable Securities held by such Holders at the time of filing of the registration statement. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 3.2.2 shall be included in such Registration Statement.

               3.2.3  Withdrawal in Piggyback Registration.  If any Holder, r a
                      ------------------------------------
holder of other securities entitled (upon request) to be included in such Registration, disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven (7) days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

          3.3  Blue Sky in Piggyback Registration.  In the event of any
               ----------------------------------
Registration of Registrable Securities pursuant to Section 7, the Company will exercise its best efforts to register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as the Holders shall reasonably request and as shall be reasonably appropriate for the distribution of such securities; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     4.   Expenses of Registration.  All Registration Expenses incurred in
          ------------------------
connection with all Registrations pursuant to Sections 2.1 and 3.2 shall be borne by the Company. Notwithstanding the above, the Company shall not be required to pay for any expenses of Holders in connection with any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (which Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.1; provided further, however, that (i) if at the time of such withdrawal, the Holders have learned of a Material Adverse Event not known to the Holders at the time of their request or (ii) such withdrawal is made after a deferral of such registration by the Company pursuant to Section 2.2, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.1. All Selling Expenses shall be borne by the holders of the securities registered pro rata on the basis of the number of shares registered.

     5.   Registration Procedures.  The Company will keep each Holder whose
          -----------------------
Registrable Securities are included in any registration pursuant to this Agreement advised as to the initiation and completion of such Registration. At its expense the Company will: (a) use its best efforts to keep such Registration effective for a period of sixty (60) days or until the Holder or Holders have completed the distribution described in the Registration Statement relating thereto, whichever first occurs; (b) furnish such number of prospectuses (including preliminary prospectuses) and other documents as a Holder from time to time may reasonably request; (c) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; and (d) notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     6.   Information Furnished by Holder.  It shall be a condition precedent of
          -------------------------------
the Company's obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to the Company such information regarding such Holder and the distribution proposed by such Holder or Holders as the Company may reasonably request.

     7.   Indemnification.
          ---------------

          7.1  Company's Indemnification of Holders.  To the extent permitted by
               ------------------------------------
law, the Company will indemnify each Holder, each of its officers, directors and constituent partners, legal counsel and accountants for the Holders, and each person controlling such Holder, with respect to which Registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such Registration, qualification or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any state securities law, or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law, applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance; and the Company will reimburse each such Holder, each of its officers, directors and constituent partners, legal counsel and accountants, each such underwriter, and each person who controls any such Holder or underwriter, for any legal and any other expenses reasonably incurred, as incurred, in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 6.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Holder, its officers, directors, constituent partners, legal counsel, accountants, underwriter or controlling person and stated to be for use in connection with the offering of securities of the Company.

          7.2  Holder's Indemnification of Company.  To the extent permitted by
               -----------------------------------
law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of he Company, each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors, constituent partners, legal counsel and accountants and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) by such Holder, of a material fact contained in any such Registration Statement, prospectus, offering circular or other document (including any related Registration Statement) incident to any such Registration, qualification or compliance, or any omission (or alleged omission) by such Holder, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of the Securities Act, the 1934 Act or any state securities law, or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law, applicable to such Holder and relating to action or inaction required of such Holder in connection with any such Registration, qualification or compliance; and will reimburse the Company, such Holders, such directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred, as incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement), omission (or alleged omission) or violation (or alleged violation) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in connection with the offering of securities of the Company, provided, however, that each Holder's liability under this Section 6.2 shall not exceed such Holder's net proceeds from the offering of securities made in connection with such Registration; and provided, further, that the indemnity contained in this Section 6.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Holder (which consent shall not unreasonably be withheld).

          7.3  Indemnification Procedure.  Promptly after receipt by an
               -------------------------
indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim, jointly with any other indemnifying party similarly noticed; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Investors in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 6, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 6, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this Section 6.

     8.   Reports Under Securities Exchange Act of 1934.  With a view to making
          ---------------------------------------------
available to the Investors the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit an Investor to sell securities of the Company to the public without Registration or pursuant to a Registration on Form S-3, the Company agrees to:

          (a) make and keep public information available, as those terms are defined in Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

          (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

          (c) furnish to any Investor, so long as such Investor owns any Convertible Securities or Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Investor of any rule or regulation of the Commission which permits the selling of any such securities without registration.

     9.   Market Stand-off.  Each Holder hereby agrees that, if so requested by
          ----------------
the Company and the Underwriter's Representative (if any), such Holder shall not sell or otherwise transfer (other than to donees who agree to be similarly bound) any Registrable Securities or other securities of the Company during the 360-day period following the effective date of a Registration Statement of the Company filed under the Securities Act; provided that such restriction shall only apply to the first Registration Statement of the Company to become effective which include securities to be sold on behalf of the Company to the public in an underwritten offering; and provided, further, that all officers and directors of the Company enter into similar agreements.

     10.  Conversion or Exercise.  The Registration rights of the Holders set
          ----------------------
forth in this Agreement are conditioned upon the conversion or exercise of the NPI Shares or Warrants with respect to which registration is sought into Common Stock of the Company prior to the effective date of the Registration Statement.

     11.  Transfer of Rights.  The Registration rights of the Investors set
          ------------------
forth in Section 2 may be assigned by any Holder to a transferee or assignee of any Convertible Securities or Registrable Securities not sold to the public acquiring at least 100,000 shares of such Holder's Convertible Securities or Registrable Securities (equitably adjusted for any recapitalizations, stock splits, combinations, and the like) or acquiring all of the Convertible Securities and Registrable Securities held by such Holder if transferred to a single entity; provided, however, that (i) the Company must receive written notice prior to the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such information and Registration rights are being assigned, and (ii) the transferee or assignee of such rights must not be a person deemed in good faith by the Board of Directors of the Company to be a competitor or potential competitor of the Company. Notwithstanding the limitation set forth in the foregoing sentence respecting the minimum number of shares which must be transferred, any Holder which is a partnership may transfer such Holder's Registration rights to such Holder's constituent partners (or may transfer to their heirs in the case of individuals) without restriction as to the number or percentage of shares acquired by any such constituent partner (or heirs).

     12.  Miscellaneous.
          -------------

          12.1  Entire Agreement; Successors and Assigns.  This Agreement
                ----------------------------------------
constitutes the entire contract between The Company and the Investors relative to the subject matter hereof. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

          12.2  Governing Law.  This Agreement shall be governed by and
                -------------
construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

          12.3  Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          12.4  Headings.  The headings of the Sections of this Agreement are
                --------
for convenience and shall not by themselves determine the interpretation of this Agreement.

          12.5  Notices.  Any notice required or permitted hereunder shall be
                -------
given in writing and shall be conclusively deemed effectively given upon personal delivery, or five (5) days after deposit in the United States mail, by first class mail, postage prepaid, or upon sending if sent by commercial overnight delivery service addressed (i) if to the Company, as set forth below the Company's name on the signature page of this Agreement, and (ii) if to an Investor, at such Investor's address as set forth on the attached Schedule 1, or at such other address as the Company or such Investor may designate by ten (10) days' advance written notice to the Investors or to the Company, respectively.

          12.6  Amendment of Agreement.  Except as otherwise specifically
                ----------------------
provided herein, any provision of this Agreement may be amended by a written instrument signed by the Company and by persons holding more than fifty-five percent (55%) of the then outstanding Convertible Securities and Registrable Securities (calculated on an as converted basis).

          12.7  Aggregation of Stock.  All Convertible Securities and
                --------------------
Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          12.8  Severability.  If any provision of this Agreement is held to be
                ------------
unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


     The Company:                  NEUROCRINE BIOSCIENCES, INC.


                                   By: /s/ GARY A. LYONS
                                       -----------------------------------------
                                   Title:         CEO
                                         ---------------------------------------
                                   Address:  3050 Science Park Rd.
                                             San Diego, CA  92121


     The INVESTORS:                SOFINOV SOCIETE FINANCIERE D'INNOVATION INC.

                                   By: /s/ CARMEN CREPIN
                                      __________________________________________

                                   Title:
                                         _______________________________________

                                   Address:   1981 McGill College Avenue
                                              9th floor
                                              Montreal, Quebec, Canada
                                              H3A 3C7


                                   NEUROSCIENCE PARTNERS LIMITED PARTNERSHIP

                                   By: /s/ MICHAEL J. CALLAGHAN
                                      __________________________________________

                                   Title:
                                         _______________________________________

                                   Address:
                                           _____________________________________

                                           _____________________________________

                                   CANADIAN MEDICAL DISCOVERIES FUND, INC.

                                   By:  /s/ Edward K. Rygiel
                                      ------------------------------------------

                                   Title:  Edward K. Rygiel, Director
                                         ---------------------------------------

                                   By:  /s/ Frank Gleeson
                                      ------------------------------------------

                                   Title:  Frank Gleeson, Vice-President
                                         ---------------------------------------

                                   Address:  100 International Blvd.
                                             -----------------------------------

                                             Etobicoke, Ontario
                                             -----------------------------------

                                             Canada M9W 6J6
                                             -----------------------------------



                                   THE HEALTH CARE AND BIOTECHNOLOGY
                                   VENTURE FUND BY ITS MANAGER MDS HEALTH
                                   VENTURES CAPITAL CORP.

                                   By:  /s/ Michael J. Callaghan
                                      ------------------------------------------

                                   Title:  Michael J. Callaghan, Vice-President
                                         ---------------------------------------

                                   By:  /s/ Keith J. Dorrington
                                      ------------------------------------------

                                   Title:  Keith J. Dorrinton, Vice-President
                                         ---------------------------------------

                                   Address:  100 International Blvd.
                                             -----------------------------------

                                             Etobicoke, Ontario
                                             -----------------------------------

                                             Canada M9W 6J6
                                             -----------------------------------

                                   EXHIBIT G
                                      to
                            UNIT PURCHASE AGREEMENT

                        UNANIMOUS SHAREHOLDERS AGREEMENT
                        --------------------------------


MEMORANDUM OF AGREEMENT made at Montreal, Quebec, on the 29th day of March,
1996.


BY AND AMONG:                 NEUROCRINE BIOSCIENCES (CANADA) INC.

                              (hereinafter referred to as "NBCI")


AND:                          SOFINOV SOCIETE FINANCIERE D'INNOVATION INC.

                              (hereinafter referred to as "SFI")


AND: NEUROSCIENCE PARTNERS LIMITED PARTNERSHIP, represented by MDS ASSOCIES-NEUROSCIENCE INC., its general partner

                              (hereinafter referred to as "Neuroscience")


AND:                          BUSINESS DEVELOPMENT BANK OF CANADA

                              (hereinafter referred to as "BDC")


AND:                          CANADIAN MEDICAL DISCOVERIES FUND, INC.

                              (hereinafter referred to as "CMDF")


AND: THE HEALTH CARE AND BIOTECHNOLOGY VENTURE FUND, represented by MDS HEALTH VENTURES CAPITAL CORP., its manager

                              (hereinafter referred to as "HBVF")

AND: NEUROSCIENCE PHARMA (NPI) INC., a company incorporated under the Canada Business Corporations Act

                              (hereinafter referred to as the "Corporation")



     WHEREAS each of the Shareholders hold the following numbers and classes of Shares as of the date hereof:


     [*]


     WHEREAS the Shareholders wish to set forth herein the terms and conditions which will govern their relationship as shareholders in the Corporation.

     THIS AGREEMENT WITNESSETH THAT, in consideration of the mutual covenants herein contained, it is agreed by and among the Parties as follows:


                                   ARTICLE 1
                                 INTERPRETATION
                                 --------------


1.1  DEFINITIONS.  For the purposes of this Agreement or any offer, acceptance,
     -----------
rejection, notice, consent, request, authorization, permission, direction or other instrument required or permitted to be given hereunder, the following words and phrases shall have the following meanings, respectively, unless the context otherwise requires:

                     [* CONFIDENTIAL TREATMENT REQUESTED]

(a)  "ACT" shall mean the Canada Business Corporations Act;

(b)  "ADDITIONAL OFFER" shall mean the Second Offer referred to and defined in
     Section 4.5;

(c) "AGREEMENT" shall mean this Unanimous Shareholders Agreement and all instruments supplemental hereto or in amendment or confirmation hereof; "HEREIN", "HEREOF","HERETO", "HEREUNDER" and similar expressions mean and refer to this Agreement and not to any particular Article, Section, Subsection or other subdivision; "ARTICLE", "SECTION", "SUBSECTION" or other subdivision of this Agreement means and refers to the specified Article, Section, Subsection or other subdivision of this Agreement;

(d) "ARM'S LENGTH" shall mean, in respect of any Shareholder, a relationship between such Shareholder and any particular Person which would be an arm's length relationship between such Shareholder and the particular Person within the meaning of the Income Tax Act (Canada);

(e)  "BOARD" shall mean the Board of Directors of the Corporation;

(f) "BUSINESS DAY" shall mean any day, other than a Saturday, Sunday, or other day on which the principal commercial banks in Montreal are not open for business during normal banking hours;

(g) "CLOSING" shall mean, in respect of any Shareholder, the sale of Shares by one or more Shareholders to such Shareholder pursuant to Section 4.5;

(h) "CLOSING DATE" shall, in respect of any Shareholder, mean in the case of a Closing pursuant to Section 4.5, the date which is thirty (30) days after the expiry of the Offer Period or of the last Additional Offer;

     provided, however, that if on any Closing Date all Governmental Body and
     -----------------
     third party approvals, consents, notifications and assurances (including, without limitation, approvals under the Investment Canada Act) necessary to permit the consummation of the transactions contemplated by the Closing have been applied for, but not yet received, by the purchaser, then the Closing Date shall be postponed to the thirtieth (30th) day after the receipt by the purchaser of the last of the aforesaid approvals, consents, notifications and assurances; notwithstanding the foregoing, the Closing shall not be extended more than one hundred and eighty (180) days after the date which was supposed to have been the original Closing Date herein;

(i) "COMPETITOR" shall mean any entity which employs technology substantially the same as the technology being practised by the Corporation or which markets products which are competitive with products which are under active research and development by the Corporation, NBCI or Neurocrine Biosciences, Inc.;

(j) "CONFIDENTIAL INFORMATION" shall mean, in respect of any Shareholder, all information howsoever received by the Shareholder from or through the Corporation which the Corporation identifies as being confidential; provided, however, that the phrase "Confidential Information" shall not
     -----------------
     include information which:

     (i) is public knowledge through no fault of the Shareholder or any of its former or current directors, officers or employees,

     (ii) is properly within the legitimate possession of the Shareholder prior to its disclosure hereunder and without any obligation of confidence,

     (iii) after disclosure, is lawfully received by the Shareholder from another Person who is lawfully in possession of such Confidential Information and such other Person was not restricted from disclosing the information to the Shareholder,

     (iv) is independently developed by the Shareholder through Persons who have not had access to, or knowledge of, the Confidential Information, or

     (v) is approved by the Corporation in writing for disclosure prior to its disclosure;

(k)  "DISPUTE" shall have the meaning ascribed thereto at Section 1.9;

(l) "DOLLAR", "DOLLARS" and the sign "$" shall each mean lawful money of Canada;

(m) "GOVERNMENTAL BODY" shall mean (i) any domestic or foreign national, federal, provincial, state, municipal or other government or body, (ii) any multinational, multilateral or international body, (iii) any subdivision, agent, commission, board, institution or authority of any of the foregoing governments or bodies, (iv) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing governments or bodies, or (v) any domestic, foreign, international, multilateral or multinational judicial, quasi-judicial, arbitration or administrative court, tribunal, commission, board or panel;

(n)  "INVESTORS" shall mean SFI, Neuroscience, BDC, CMDF and HBVF;

(o)  "PARTIES" shall mean the Shareholders and the Corporation;

(p) "PERMITTED TRANSFEREE" shall, in respect of a Shareholder, mean a Person, which is not a Competitor, and which is an Affiliate (as defined in the Research and Development

     Agreement) of the Shareholder; for greater certainty, references to any Shareholder hereunder shall include such Shareholder's Permitted Transferees;

(q) "PERSON" shall mean an individual, corporation, company, cooperative, partnership, trust, unincorporated association, entity with judicial personality, Governmental Body; and pronouns when they refer to a Person have a similarly extended meaning;

(r) "PRIME RATE" shall mean, on any particular day, the rate of interest per annum reported, quoted, published and commonly known as the prime rate of interest of Royal Bank of Canada for loans in dollars made in Canada to substantial and responsible customers at the close of business on such day;

(s) "RESEARCH AND DEVELOPMENT AGREEMENT" shall mean the Memorandum of Agreement of even date among NBCI and the Corporation;

(t) "SHARES" shall mean (i) any share of any class, series or category of the capital of the Corporation, including the Common Shares and the Series A Preferred Shares authorized in the Articles of the Corporation, or (ii) any security in the capital of the Corporation including, without limitation, purchase warrants, options or securities in whole or in part convertible or exchangeable for or into shares of any class, series or category of the capital of the Corporation;

(u) "SHAREHOLDERS" shall initially mean NBCI, SFI, Neuroscience, BDC, CMDF and HBVF and the definition shall be deemed to be modified from time to time to
     (i) delete Persons who cease to hold Shares in accordance with the terms of this Agreement, and (ii) add all Persons who from time to time become holders of Shares and who execute a counterpart of this Agreement in accordance with Section 8.7;

(v)  "THIRD PARTY" shall have the meaning ascribed thereto at Section 4.5;

(w) "TRANSFER" and any derivative thereof shall, when used as a verb or a noun in this Agreement, mean to sell, assign, surrender, exchange, give, donate, transfer, pledge, mortgage, charge, create a security interest in, hypothecate, grant an option in, escrow, or otherwise dispose, alienate, encumber or deal with any of the Shares;

(x) "UNIT PURCHASE AGREEMENT" shall mean the Memorandum of Agreement of even date among the Corporation, Neurocrine Biosciences, Inc. and the Investors;

(y) "VOTING SHARES" shall mean Shares of the Corporation to which are attached votes that may be cast to elect directors of the Corporation;

1.2  GENDER.  Any reference in this Agreement to any gender shall include both
     ------
genders and the neutral, and words used herein importing the singular number only shall include the plural and vice versa.

1.3  HEADINGS.  The division of this Agreement into Articles, Sections,
     --------
Subsections and other subdivisions, and the insertion of headings are for convenience of reference only and shall not affect or be used in the construction or interpretation of this Agreement.

1.4  SEVERABILITY.  Any Article, Section, Subsection or other subdivision of
     ------------
this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed herefrom and shall be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof, which provisions shall be severed from an illegal or unenforceable Article, Section, Subsection or other subdivision of this Agreement or any other provisions of this Agreement.

1.5  ENTIRE AGREEMENT.  This Agreement together with any other instruments to be
     ----------------
delivered pursuant hereto, constitute the entire agreement among the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, among any or all of the Parties.

1.6  AMENDMENTS.  No amendment of this Agreement shall be binding unless
     ----------
otherwise expressly provided in an instrument duly executed by the Parties.

1.7  WAIVER.  Except as otherwise provided in this Agreement, no waiver of any
     ------
of the provisions of this Agreement shall be deemed to constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in an instrument duly executed by the Parties.

1.8  GOVERNING LAW.  This Agreement shall be governed, interpreted and construed
     -------------
by and in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein and shall be treated in all respects as a Quebec contract.

1.9  LANGUAGE.  This Agreement is executed by the Parties hereto in French and
     --------
English. The Parties hereto expressly agree that in the event of any misunderstanding, dispute or controversy (collectively, a "DISPUTE") amongst them with respect to the interpretation of any of the provisions of this Agreement, the French version of this Agreement will have precedence and be the only version to apply and be used for the resolution of such Dispute.

     As an exception only, and recognizing the principle that the French version shall have precedence, if a Dispute arises between any Parties hereto in connection with the interpretation given to any provision of this Agreement, any court before which any such Dispute is referred for resolution will be permitted to refer to the English version of this Agreement in order to determine the intention of the Parties at the time the provisions of this Agreement were drafted.

1.10 DELAYS.  When calculating the period of time within which or following
     ------
which any act is to be done or step taken pursuant to this Agreement, the day which is the reference day in calculating such period shall be excluded. If the day on which such delay expires is not a Business Day, then the delay shall be extended to the next succeeding Business Day.

1.11 SCHEDULES.  The following are the Schedules annexed to and incorporated in
     ---------
this Agreement by reference and deemed to be a part hereof:

     Schedule 3.1    -   Special Matters
     Schedule 8.7    -   Form of Counterpart

1.12 CONFLICT.  This Agreement shall override the Schedules annexed hereto to
     --------
the extent of any inconsistency. If any conflict should appear between this Agreement and the Articles, by-laws or resolutions of the Corporation, then the provisions of this Agreement shall prevail.

1.13 PREAMBLE.  The preamble hereof shall form an integral part of this
     --------
Agreement.


                                   ARTICLE 2
                                   MANAGEMENT
                                   ----------


2.1  BUSINESS OF THE CORPORATION.  The Corporation shall not carry on any
     ---------------------------
business other than that of scientific research and development, and the exploitation and commercialization of such research and development as contemplated in the Research and Development Agreement, including all matters necessary or ancillary thereto.

2.2  BOARD.  The Board shall be composed of such number of individuals as shall
     -----
be designated and appointed from time to time in accordance with the following provisions.

     The Board shall be composed of seven (7) individuals, of which three (3) shall be designated by NBCI, one (1) shall be designated by SFI, one (1) shall be designated by BDC, one (1) shall be designated jointly by CMDF, HBVF and Neuroscience and one (1) shall be designated jointly by the Shareholders.

     Each of the Shareholders shall advise the Corporation in writing of the names of the individuals such Shareholder has designated to be appointed to the Board as soon as practicable before each annual meeting of the Shareholders. Each Shareholder shall vote, or cause to be voted, its Voting Shares to elect the individuals designated as directors by each of the other Shareholders in accordance with this Section 2.2.

     A quorum at meetings of the Board shall be a simple majority of the members then in office.

2.3  AUDITORS.  The auditors of the Corporation shall be Caron, Belanger, Ernst
     --------
& Young, or such auditors as the Shareholders shall appoint from time to time and such auditors shall, at the fiscal year end of the Corporation and at such other times as they may be reasonably requested by any of the Shareholders, make an audit of the books and records of the Corporation and for such purposes they shall have access to all books and records of the Corporation.

2.4  FINANCIAL YEAR.  The financial year of the Corporation shall be
     --------------
December 31.

2.5  BOOK AND RECORDS.  The Corporation shall maintain and keep at its principal
     ----------------
office in the province of Quebec all books and records required by law or necessary, useful or appropriate for the business and affairs of the Corporation.

2.6  ACCESS TO BOOKS, RECORDS AND OTHER DOCUMENTS.  The Shareholders and their
     --------------------------------------------
auditors shall have the absolute right to examine, during normal business hours and after giving reasonable notice thereof, personally or through their legal counsel and auditors, all books and records held by the Corporation and to obtain at their expense a copy thereof. The Shareholders shall not create any unreasonable interference in the business of the Corporation during the course of such examinations.

2.7  BANKERS AND BANKING ARRANGEMENTS.  The bankers of the Corporation shall be
     --------------------------------
such bank(s) or financial institution(s) as may be agreed upon from time to time by the Board. Initially, the Royal Bank of Canada shall be appointed as the bankers of the Corporation.

2.8  VOTE.  Each Shareholder shall at all times carry out and cause the
     ----
Corporation and its nominees on the Board to carry out the provisions of this Agreement. Each Shareholder shall duly and punctually do, or cause to be done, all such things, including, without limitation, voting or causing to be voted all the Shares held by the Shareholder as shall be necessary or desirable to give effect to this Agreement. In the event that any of the directors do not vote at meetings of the Board in a manner consistent with this Agreement, all of the Shareholders shall sign written resolutions approving the relevant matter in a manner consistent with this Agreement, such resolutions restricting and removing the powers of the directors to vote on such matter shall be in accordance with the relevant Sections of the Act and shall replace any previous outstanding resolutions of the directors on such matter.

     The Corporation shall carry out and be bound by this Agreement to the full extent that it has the capacity and power to do so.

2.9  UNANIMOUS SHAREHOLDERS AGREEMENT.  To the extent that any of the powers
     --------------------------------
vested in the directors by the provisions of the Act have been allocated in whole or in part to the Shareholders by this Agreement:

(a) such powers of the directors are hereby restricted to the extent allocated to the Shareholders hereunder, and

(b) the Shareholders shall manage the business and affairs of the Corporation with respect to such powers as if they were the directors of the Corporation, and the directors shall thereby be released from their duties and liabilities to the same extent.

     This Agreement shall, to the extent necessary to give effect to this
Section 2.9, be deemed to be a unanimous shareholders agreement within the meaning of the Act.


                                   ARTICLE 3
                                SPECIAL MATTERS
                                ---------------


3.1  SPECIAL MATTERS.  No act, decision, by-law or resolution of the directors
     ---------------
of the Corporation which relates to any of the matters enumerated in Schedule
3.1 annexed hereto may be acted upon by the Corporation without the prior written consent of the Shareholders expressed in writing.


                                   ARTICLE 4
                            RESTRICTIONS ON TRANSFER
                            ------------------------


4.1  NO TRANSFER.  Except as permitted in this Agreement or in any other
     -----------
agreement entered into in connection with this Agreement, the Shareholders may not transfer in whole or in part any Shares or any right, title or interest therein without the prior written consent of the other Shareholders.

4.2  ASSIGNMENT TO PERMITTED TRANSFEREE.  A Shareholder may transfer all (but
     ----------------------------------
not less than all) of the Shares held by such Shareholder to a Permitted Transferee, provided that:

(a) the Permitted Transferee has executed prior to such assignment a counterpart of this Agreement in accordance with Section 8.7,

(b) the Permitted Transferee has agreed, in form and terms satisfactory to the legal counsel of the Corporation, acting reasonably, that as long as it shall hold such Shares it shall, unless waived in writing by the other Shareholders, be bound by the terms and conditions of the Unit Purchase Agreement and any other agreement executed in connection with this Agreement, if the transferor was a party thereto, as if the Permitted Transferee had been an original party to such agreements in place of the transferor, and

(c) the transferor has agreed prior to such assignment, in form and terms satisfactory to the legal counsel of the Corporation, acting reasonably, that as long as the Permitted Transferee holds such Shares the transferor shall, unless waived in writing by the other

     Shareholders, (i) not transfer to any Person the legal and/or beneficial ownership of any issued and outstanding share, equity security or ownership, participatory or profit interest in the Permitted Transferee or otherwise transfer the control of the Permitted Transferee by any mechanism whatsoever, (ii) not be relieved of its obligations hereunder and continue to be bound by this Agreement, the Unit Purchase Agreement and any other agreement executed in connection with this Agreement, if a party thereto, as if it continued to be a Shareholder, (iii) represent the Permitted Transferee in all of the Permitted Transferee's dealings with the Corporation and the other Shareholders, and (iv) solidarily with the Permitted Transferee (each waiving the benefit of division and discussion) be liable to the other Parties for the obligations of the Permitted Transferee under this Agreement.

     If the Permitted Transferee fails to perform or fulfil any of its obligations hereunder, then any Party may require by notice to the transferor that the Permitted Transferee be forthwith liquidated and its assets (including, without limitation, the Shares held by the Permitted Transferee) distributed to the transferor.

4.3  TRANSFERS BY SFI.  Notwithstanding anything to the contrary herein, SFI may
     ----------------
transfer all or part of its Shares to any Governmental Body of or controlled by the Government of Quebec which is not a Competitor, at any time and from time to time without being subject to the provisions of Section 4.5; provided however,
                                                             ----------------
that SFI shall not be permitted to transfer its Shares to any Governmental Body of or controlled by the Government of Quebec unless such Governmental Body shall have first (i) executed a counterpart of this Agreement in accordance with
Section 8.7, and (ii) have agreed, in form and terms satisfactory to the legal counsel of the Corporation, acting reasonably, that as long as it shall hold such Shares it shall be bound by the terms and conditions of the Unit Purchase Agreement and any other agreement executed by the parties in connection with this Agreement, if the transferor was a party thereto, as if the Governmental Body had been an original party to such agreements in place of the transferor.

4.4  TRANSFERS BY BDC.  In the event that BDC is required by law to sell,
     ----------------
transfer or otherwise dispose of all or substantially all of its assets, BDC may transfer or otherwise dispose of all of its Shares to any person (the "BDC Transferee") provided that i) the BDC Transferee has executed a counterpart of this Agreement in accordance with Section 8.7 and ii) neither the BDC Transferee nor any of its associates or affiliates is a Competitor.

4.5  RIGHT OF FIRST REFUSAL:  SALE BY INVESTORS.  If at any time, any of the
     ------------------------------------------
Investors (the "OFFERING PARTY") receives an irrevocable offer which it is prepared to accept from a Person, including NBCI, who is not a Competitor, acting at Arm's Length to the Offering Party (in this Section the "THIRD PARTY") to purchase for cash (all of which is payable at Closing) all or a portion of the Shares held by the Offering Party, it shall first offer to sell (in this Section the "OFFER") such Shares (in this Section the "OFFERED SECURITIES") to the other Investors, as the case may be, (in this Section each a "NOTIFIED PARTY", collectively the "NOTIFIED PARTIES") in accordance with the procedure set forth in this Section 4.5 and on the same terms as the Offering Party received from the Third Party.

     The Offer shall be sent to each Notified Party and shall be open for acceptance by each Notified Party for thirty (30) days (in this Section the "OFFER PERIOD") from the receipt of the Offer by such Notified Party.

     Each Notified Party shall be obliged by notice to the Offering Party received within, but not after, the expiration of the Offer Period at its sole option to either:

(a)  accept the Offer, or

(b) reject the Offer, in which case the Offer Period with respect to such Notified Party shall expire on the date the Offer is rejected.

     If a Notified Party does not accept the Offer by the expiry of the Offer Period, then such Notified Party shall be deemed to have rejected the Offer on such date.

     If all of the Notified Parties have accepted the Offer, then the Offering Party shall sell to each Notified Party, and each Notified Party shall purchase from the Offering Party, such proportion of the Offered Securities as is equal to the proportion that the number of Voting Shares of such Notified Party is to the aggregate of all Voting Shares held by all Notified Parties, the whole in accordance with this Agreement and the terms and conditions of the Offer.

     If not all of the Notified Parties shall have accepted the Offer (in which case at least one (1) of the Notified Parties shall have rejected or be deemed to have rejected the Offer), then the Offering Party shall be required forthwith to offer to sell (in this Section the "SECOND OFFER") all of the Offered Securities which were not accepted by a Notified Party (in this Section the "UNACCEPTED OFFERED SECURITIES") to the Notified Parties who accepted the Offer in accordance with the procedure set forth in this Section 4.5 and on the same terms as the Offering Party received from the Third Party.

     The Second Offer shall be sent to the Notified Parties who accepted the Offer (in this Section the "RE-NOTIFIED PARTIES") and shall be open for acceptance by the Re-Notified Parties for fourteen (14) days from receipt of the Second Offer (in this Section the "SECOND OFFER PERIOD") by the Re-Notified Parties.

     Each of the Re-Notified Parties shall be obliged by notice to the Offering Party received within, but not after, the expiration of the Second Offer Period at its option to either:

(a)  accept the Second Offer, or

(b) reject the Second Offer, in which case the Second Offer Period shall expire on the date the Second Offer is rejected.

     If a Re-Notified Party does not accept the Second Offer by the expiry of the Second Offer Period, then it shall be deemed to have rejected the Second Offer on such date.

     If all of the Re-Notified Parties have accepted the Second Offer, then they shall purchase from the Offering Party, and the Offering Party shall sell to each of the Re-Notified Parties, such proportion of the Offered Securities (including the Unaccepted Offered Securities) as is equal to the proportion that the number of Voting Shares of such Re-Notified Party is to the aggregate of all Voting Shares held by all Re-Notified Parties, the whole in accordance with this Agreement and the terms and conditions of the Offer and the Second Offer.

     If not all of the Re-Notified Parties shall have accepted the Second Offer, then the Offering Party shall be required to offer all of the Offered Securities which were not accepted by a Re-Notified Party to the Re-Notified Parties who accepted the Second Offer and the terms and conditions of the Second Offer will apply mutatis mutandis to this additional offer or any subsequent additional offer which may be required.

     If at the end of the last applicable period the Investors have not agreed to purchase all (but not less than all) of the Offered Securities in accordance with the above-mentioned procedure, the Offering Party shall be required forthwith to offer to sell (in this Section the "NBCI Offer") all of the Offered Securities to NBCI on the same terms as the Offering Party received from the Third Party.

     The NBCI Offer shall be open for acceptance for thirty (30) days from receipt thereof by NBCI (the "NBCI Offer Period").

     NBCI shall be obliged by notice to the Offering Party received within, but not after the expiration of the NBCI Offer Period at its option to either:

(a)  accept the NBCI Offer, or

(b) reject the NBCI Offer, in which case the NBCI Offer shall expire on the date it is rejected.

     If NBCI does not accept the NBCI Offer by the expiry of the NBCI Offer Period, then NBCI shall be deemed to have rejected the NBCI Offer on such date.

     If at the end of the NBCI Offer Period NBCI has not agreed to purchase all (but not less than all) of the Offered Securities in accordance with the above-mentioned procedure, the Offering Party shall be free for a period of ninety
(90) days from the end of the last applicable offer period to sell all (but not less than all) of the Offered Securities to the Third Party on terms not more favourable than those provided in the Offer, provided, however, that it shall be a condition precedent to the right of the Offering Party to sell the Offered Securities that the Third Party has executed a counterpart of this Agreement in accordance with Section 8.7 and that any required shareholder approval has been obtained.

     If no sale takes place within the said ninety (90) day period, then the Offering Party shall not transfer the Offered Securities without again following and being subject to this Article 4.

4.6  MODALITIES.  Each Closing shall be made in accordance with Article 5.
     ----------

4.7  REFUSAL OF CORPORATION.  The Corporation shall record each transfer of
     ----------------------
Shares provided, however, that the Corporation shall refuse to record a transfer
       -----------------
of Shares made in contravention of this Agreement.

4.8  OFFER; ADDITIONAL OFFER.  Each Offer and each Additional Offer shall be in
     -----------------------
a writing signed by the Offering Party and addressed to each Notified Party, Re-Notified Party and/or NBCI, as the case may be, and shall:

(a)  identify the Section pursuant to which it is delivered,

(b)  identify and provide particulars of the Offered Securities,

(c) state the purchase price per Offered Security, which purchase price shall be payable in full, in cash, in Canadian dollars at Closing, and

(d) state the name and address of the Third Party to whom it proposes to sell the Offered Securities, along with a copy of the offer received from such Third Party.

4.9  IRREVOCABILITY.  All Offers and Additional Offers and their acceptance,
     --------------
rejection, deemed acceptance and deemed rejection are irrevocable.

4.10 TAX STATUS.  Notwithstanding any provision contained herein, the Investors
     ----------
will not take any action and in particular will not permit or consent to any transfer, sale or assignment of Shares in the event that such action, transfer, sale or assignment adversely affects in any manner the tax status of the Corporation under any applicable Canadian or provincial tax legislation and without limiting the foregoing, its status as a "Canadian-controlled private corporation" and as a "qualifying corporation", and its non-qualification as an "excluded corporation" and as a "tax-exempt corporation" under such legislation.

4.11 INSCRIPTION.  The Corporation shall cause, and the Shareholders shall vote
     -----------
their Shares

          Ownership, alienation and encumbrance of the Shares represented by this certificate are subject to the terms of the Unanimous Shareholders' Agreement dated March 29, 1996, a copy of which is on file at the head office of the Corporation.


                                   ARTICLE 5
                                    CLOSING
                                    -------


5.1  TIME, PLACE, TERMS AND CONDITIONS.  Each Closing shall be held at the
     ---------------------------------
principal offices of the Corporation at 10:00 a.m. on the Closing Date, or at such other place, at such other time or on such other date as the Parties thereto may agree, in accordance with the following terms and conditions:

(a) At Closing, the vendor shall deliver to the purchaser certificates representing the Shares being transferred, which certificates shall be accompanied by a duly executed assignment of the Shares to the purchaser.

(b) Payment for the Shares being transferred shall be made in full at Closing. All payments shall be made by way of bank draft or electronic fund transfer to the vendor's account in Canada.

(c) At Closing, the vendor shall deliver to the purchaser a written warranty that:

     (i) there are no contractual or other restrictions on the transfer of the Shares being transferred (other than the restrictions set out in the Articles of the Corporation and in this Agreement), and

     (ii) the vendor is the legal and beneficial owner of the Shares being transferred with full right, title and authority to transfer such Shares to the purchaser, free and clear of all claims, liens and other encumbrances whatsoever.

(d) If there are two purchasers, then the obligations of each purchaser in connection with the purchase of Shares shall be independent of the obligations of the other purchaser in that regard, and the failure of any purchaser to pay for such purchaser's Shares shall not affect the right of any other purchaser to receive a transfer of the Shares purchased by that other purchaser.

(e) At Closing, all necessary and proper corporate proceedings required by counsel for the purchaser, acting reasonably, shall be taken for the transfer of the Shares being transferred.

(f) If the purchaser fails for any reason whatsoever to proceed with Closing or to pay to the vendor any amount due hereunder, then all amounts due hereunder but not paid shall bear interest from the date of Closing until paid in full at a rate of interest per annum equal to the Prime Rate plus three percent (3%). Such interest shall be payable on demand.

(g) At Closing, the vendor shall deliver to the Corporation signed resignations of its nominees as directors, officers and employees of the Corporation which are required to resign in accordance with this Agreement or any Offer or Additional Offer. If the vendor is selling all of its Shares, it shall deliver to the Corporation signed resignations of all of its nominees as directors, officers and employees of the Corporation unless waived by the Corporation.

(h) If the vendor is bound by a guarantee whereby such vendor has guaranteed the payment of any debt or liability of the Corporation, then the purchaser shall use all reasonable efforts to cause such guarantee to be released and cancelled at Closing, failing which the purchaser shall agree to indemnify and hold the vendor harmless from all claims, costs, demands and actions suffered or incurred after the Closing resulting from, arising out of, or relating to such guarantee.

     If any of the conditions set forth in this Section 5.1 made for the exclusive benefit of the purchaser are not satisfied at Closing, then the purchaser may, at its option, either:

     (i)  refuse to proceed with the Closing, or

     (ii) proceed with the Closing,

in either case without prejudice to its remedies and recourses against the vendor as a result of such condition not being satisfied.

     However, if at Closing the Shares being transferred are not free and clear of all claims, liens and other encumbrances whatsoever, the purchaser may, without prejudice to any other rights which it may have, purchase such Shares subject to such claims, liens and other encumbrances. In that event, the purchaser shall at the Closing assume all obligations and liabilities with respect to such claims, liens and encumbrances and the purchase price payable by the purchaser for such Shares shall be satisfied, in whole or in part, as the case may be, by such assumption. The amount so assumed shall reduce the purchase price payable at Closing.

5.2  TRUST ACCOUNT.  If a Shareholder is obliged to sell Shares to another
     -------------
Shareholder pursuant to any provisions of this Agreement and if the vendor fails to complete the transaction, then the amount which the purchaser would otherwise be required to pay to the vendor at Closing may be deposited by the purchaser into an interest-bearing trust account in the name of the vendor at the bank branch used by the Corporation. Upon making such deposit and giving the vendor notice thereof, the purchase of the vendor's Shares by that purchaser shall be deemed to have been fully completed and all right, title, benefit and interest in and to the Shares to which the purchaser is entitled, shall be deemed to have been transferred and assigned to and vested in the purchaser. The vendor shall be entitled to receive the amount deposited in the trust account upon satisfying the vendor's obligations pursuant to Section 5.1.

5.3  SPECIFIC PERFORMANCE.  It is recognized that serious and irreparable damage
     --------------------
for which monetary damages would not be an adequate remedy would result to the purchaser from the violation of this Article 5. Each Party agrees that, in addition to any and all remedies available to any Shareholder in the event of a violation of such covenants, such Shareholder shall have the immediate remedy of injunction or such other relief as may be decreed or issued by any court of competent jurisdiction to enforce this Article 5.


                                   ARTICLE 6
                                CONFIDENTIALITY
                                ---------------


6.1  CONFIDENTIALITY.  Subject to the provisions of the Research and Development
     ---------------
Agreement, each of the Investors agree to use, and to use its best efforts to ensure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information, to keep confidential any Confidential Information in its possession. Such Investor may disclose Confidential Information to any partner, shareholder, subsidiary, parent, director, officer, employee or agent of such Investor for the purpose of evaluating its investment in the Corporation as long as such partner, shareholder, subsidiary, parent, director, officer, employee or agent is advised of the confidentiality provisions of this Section 6.1.

     With respect to each Investor, the obligation of confidentiality shall survive, in the case of Confidential Information which concerns the technology of the Corporation, for a period of three (3) years from the date such Shareholder (or its Permitted Transferee), as the case may be, ceases to be a Shareholder.

     Anything to the contrary herein notwithstanding, disclosure of Confidential Information shall not be precluded if such disclosure is in response to a valid order of a Governmental Body or is otherwise required by law; provided, however,
                                                              -----------------
that the said Investors shall, if reasonably possible, first have given notice thereof to the Corporation and shall have, as appropriate:

(a) fully cooperated in the Corporation's attempt, if any, to obtain a "protective order" from the appropriate Governmental Body, or

(b) attempted to classify such documents to prevent access by the public, in accordance with the provisions of any law pertaining to freedom of information.

6.2  REASONABLENESS.  The covenants set forth in Section 6.1 are reasonable and
     --------------
valid in all respects and each Investor hereby irrevocably agrees to waive (and irrevocably agrees not to raise) as a defense any issue of reasonableness (including, without limitation, as to the duration and scope of the covenants) in any proceeding to enforce any such covenant; the intention of the aforesaid Persons being to provide for the legitimate and reasonable protection of the interests of the Corporation by providing, among other things, for the broadest scope, the longest duration and the widest territory permitted by applicable law.

6.3  ACKNOWLEDGEMENT.  Without limitation to the generality of the foregoing,
     ---------------
NBCI acknowledges and will not object to the fact that each of the Investors has investments in, and will invest in, entities which may be in competition with the Corporation.


                                 ARTICLE 7
             FINANCIAL INFORMATION AND COVENANTS OF THE CORPORATION
             ------------------------------------------------------


7.1  FINANCIAL INFORMATION.  The Corporation undertakes toward the Shareholders
     ---------------------
to remit to the latter the following documents with respect to itself and with respect to any subsidiaries of the Corporation acquired on or after the date hereof:

(a) within one hundred and twenty (120) days after the end of each fiscal year, a copy of the balance sheet of the Corporation as at the end of such year, together with statements of earnings, shareholders' equity, statement of changes in financial position and cash flow of the Corporation for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail and duly certified by the auditor of the Corporation. These financial statements shall be prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis;

(b) within forty-five (45) days after the end of each of the first three (3) fiscal quarters during each fiscal year, a balance sheet of the Corporation as of the end of such fiscal quarter and statements of earnings, shareholders' equity, statement of changes in financial position and cash flow for such quarter and for the period from the beginning of the then current fiscal year to the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail. The financial statements delivered pursuant to this paragraph need not be audited, but shall be certified by the President or the Chief Operating Officer of the Corporation as presenting fairly the financial condition of the Corporation in conformity with Canadian generally accepted accounting principles applied on a consistent basis with the preceding years, subject to changes resulting from year-end adjustments;

(c) at least thirty (30) days prior to the commencement of a fiscal year, an annual operating budget, pro-forma cash flow and pro-forma income statement for the Corporation;

(d) promptly following the receipt thereof, any written report, "management letter" and any other communication submitted to the Corporation by its independent chartered accountants relating to the business, prospects or financial condition of the Corporation; and

(e) within one hundred and twenty (120) days of the end of each fiscal year of the Corporation, a report prepared by the auditors of the Corporation describing all transactions between the Corporation and Persons not dealing at Arm's Length with the Corporation during the preceding fiscal year.

7.2  ACCESS TO PROPERTIES.  The Corporation shall permit each Shareholder, at
     --------------------
such Shareholder's expense, to visit and inspect the Corporation's properties, to examine its books of accounts and records and to discuss the Corporation's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Shareholder. Furthermore, the Corporation will provide CMDF, from time to time upon request, all information necessary to determine whether the Shares remain an eligible investment for CMDF.

7.3  COMPLIANCE WITH LAWS.  The Corporation hereby agrees not to violate any
     --------------------
applicable statute, rule, regulation, order or restriction of any Canadian or foreign government or any institution or agency thereof with respect to the conduct of its business or the ownership of its properties which violation could materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Corporation.


                                   ARTICLE 8
                               GENERAL PROVISIONS
                               ------------------


8.1  PRESS RELEASE.  Any press release or any public announcement, statement or
     -------------
publicity with respect to the transaction contemplated in this Agreement shall be made only with the prior consent of the Parties unless such release, announcement, statement or publicity is required by law, in which case the Party required to make such release, announcement, statement or publicity shall use its best efforts to obtain the approval of the other Parties as to the form, nature and extent of such disclosure, which approval shall not be unreasonably withheld. Notwithstanding anything contained in this Agreement, the Investors shall be entitled at any time to identify the Corporation as one of their investment clients and to describe the general business and activities of the Corporation in any promotional literature and other materials.

8.2  FURTHER ASSURANCES.  Each Party upon the request of the others, shall do,
     ------------------
execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

8.3  SUCCESSORS IN INTEREST.  This Agreement and the provisions hereof shall
     ----------------------
enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

8.4  NOTICE.  Any  offer, acceptance,  rejection,  notice,  consent,  request,
     ------
authorization, permission, direction or other instrument required or permitted to be given hereunder shall be in writing and given by delivery or sent by telecopier or similar telecommunication devices and addressed:

(a)  in the case of the Corporation:

     NEUROSCIENCE PHARMA (NPI) INC.
     Mackenzie Gervais
     770 Sherbrooke Street West
     Suite 1300
     Montreal, Quebec
     H3A 1G1

     Attention:  Luc LaRochelle
     Telecopier:  (514) 288-7389

     Copy to:  Byers Casgrain
               1 Place Ville Marie
               Suite 3900
               Montreal, Quebec
               H3B 4M7

               Attention:  Paul F. Dingle
               Telecopier:  (514) 866-2241

(b)  in the case of NBCI:

     NEUROCRINE BIOSCIENCES (CANADA) INC.
     Byers Casgrain
     1 Place Ville Marie
     Suite 3900
     Montreal, Quebec
     H3B 4M7
     Attention:  Paul F. Dingle
     Telecopier:  (514) 866-2241

     Copy to:  Wilson Sonsini Goodrich & Rosati
               Professional Corporation
               650 Page Mill Road
               Palo Alto, CA 94304-1050

               Attention:  Michael O'Donnell, Esq.
               Telecopier:  (415) 493-6811

     Copy to:  Neurocrine Biosciences, Inc.
               3050 Science Park Road
               San Diego, CA 92121-1102

               Attention:  President & CEO
               Telecopier:  (619) 658-7602

(c)  in the case of SFI:

     SOFINOV SOCIETE FINANCIERE D'INNOVATION INC.
     1981 McGill College Avenue
     Montreal, Quebec
     H3A 3C7

     Attention:  Luc Villeneuve
     Telecopier:  (514) 847-2628

(d)  in the case of Neuroscience:

     NEUROSCIENCE PARTNERS LIMITED PARTNERSHIP
     100 International Boulevard
     Etobicoke, Ontario
     M9W 6J6

     Attention:  Secretary
     Telecopier:  (416) 675-4095

(e)  in the case of BDC:

     BUSINESS DEVELOPMENT BANK OF CANADA
     5 Place Ville-Marie
     12th Floor
     Montreal, Quebec
     H3B 5E7

     Attention:  Mark Vandzura
     Telecopier:  (514) 283-7675

(f)  in the case of CMDF:

     CANADIAN MEDICAL DISCOVERIES FUND INC.
     100 International Boulevard
     Etobicoke, Ontario
     M9W 6J6

     Attention:  Secretary
     Telecopier:  (416) 675-4095

(g)  in the case of HBVF:

     THE HEALTH CARE AND BIOTECHNOLOGY
     VENTURE FUND
     100 International Boulevard
     Etobicoke, Ontario
     M9W 6J6

     Attention:  Secretary
     Telecopier:  (416) 675-4095


     Any offer, acceptance, rejection, notice, consent, request, authorization, permission, direction or other communications delivered as aforesaid shall be deemed to have been received, if sent by telex, telecopier or similar telecommunication devices on the Business Day next following such transmission or, if delivered, to have been delivered and received on the date of such delivery provided, however, that if such date is not a Business Day then it
         -----------------
shall be deemed to have been delivered and received on the Business Day next following such delivery. Any Party may change its address by written notice delivered as aforesaid.

8.5  PURPORTED TRANSFERS.  Any purported transfer of Shares contrary to the
     -------------------
terms of this Agreement shall be null and void and have no legal effect.

8.7  EXECUTION OF COUNTERPART.  No Person shall become a holder of Shares of the
     ------------------------
Corporation without first having executed a counterpart of this Agreement in accordance with Schedule 8.7 annexed hereto.

     Each such counterpart so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

8.8  COUNTERPARTS.  This Agreement may be executed in any number of
     ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

8.9  TERMINATION.  This Agreement shall terminate automatically upon the
     -----------
occurrence of any of the following eventualities:

(a) the bankruptcy or dissolution (whether voluntary or involuntary) of the Corporation;

(b) all issued and outstanding Shares of the Corporation are held by one Person only; or

(c)  by written agreement of all of the Parties.

     IN WITNESS WHEREOF this Agreement was executed on the date and at the place first mentioned above.


                                            NEUROCRINE BIOSCIENCES (CANADA) INC.



                                            Per:  /s/ Paul W. Hanson
                                                  ------------------------------


                                            SOFINOV SOCIETE FINANCIERE
                                            D'INNOVATION INC.



                                            Per:  /s/ Carmen Crepin
                                                  ------------------------------

                                            NEUROSCIENCE PARTNESS LIMITED
                                            PARTNERSHIP

                                            Per:  /s/ Michael J. Callaghan
                                                  ------------------------------

8.6  TIME.  Time shall be of the essence in this Agreement.
     ----

8.7  EXECUTION OF COUNTERPART.  No Person shall become a holder of Shares of the
     ------------------------
Corporation without first having executed a counterpart of this Agreement in accordance with Schedule 8.7 annexed hereto.

     Each such counterpart so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

8.8  COUNTERPARTS.  This Agreement may be executed in any number of
     ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

8.9  TERMINATION.  This Agreement shall terminate automatically upon the
     -----------
occurrence of any of the following eventualities:

(a) the bankruptcy or dissolution (whether voluntary or involuntary) of the Corporation;

(b) all issued and outstanding Shares of the Corporation are held by one Person only; or

(c)  by written agreement of all of the Parties.

     IN WITNESS WHEREOF this Agreement was executed on the date and at the place first mentioned above.

                                          NEUROCRINE BIOSCIENCES (CANADA) INC.


                                          Per: /s/ Paul W. Hawran
                                              --------------------------------

                                          SOFINOV SOCIETE FINANCIERE
                                          D'INNOVATION INC.

                                          Per: /s/ CARMEN CREPIN
                                              --------------------------------

                                            NEUROSCIENCE PARTNERS LIMITED
                                            PARTNERSHIP, represented by MDS
                                            ASSOCIES-NEUROSCIENCE INC., its
                                            general partner



                                            Per:  /s/ Michael J. Callaghan
                                                  ------------------------------
                                                  Michael J. Callaghan,
                                                  Vice-President



                                            Per:  /s/ Keith J. Dorrington
                                                  ------------------------------
                                                  Keith J. Dorrington,
                                                  Vice-President


                                            BUSINESS DEVELOPMENT BANK OF CANADA



                                            Per:  /s/ Mark Vandzura
                                                  ------------------------------



                                            Per:  ______________________________


                                            CANADIAN MEDICAL DISCOVERIES FUND,
                                            INC.



                                            Per:  /s/ Edward K. Rygiel
                                                  ------------------------------
                                                  Edward K. Rygiel, Director



                                            Per:  /s/ Frank Gleeson
                                                  ------------------------------
                                                  Frank Gleeson, Vice-President

                                            THE HEALTH CARE AND BIOTECHNOLOGY
                                            VENTURE FUND, represented by MDS
                                            HEALTH VENTURES CAPITAL CORP. its
                                            manager



                                            Per:  /s/ Michael J. Callaghan
                                                  ------------------------------
                                                  Michael J. Callaghan,
                                                  Vice-President



                                            Per:  /s/ Keith J. Dorrington
                                                  ------------------------------
                                                  Keith J. Dorrington,
                                                  Vice-President


                                            NEUROSCIENCE PHARMA (NPI) INC.



                                            Per:  /s/ Paul W. Hanson
                                                  ------------------------------



                                            Per:  /s/ Gary A. Lyons
                                                  ------------------------------

                                  SCHEDULE 3.1

                                SPECIAL MATTERS


________________________________________________________________________________


(a) To issue Shares other than as set out in the Unit Purchase Agreement, the Unanimous Shareholders Agreement or any agreement entered into by the Parties in connection with the transactions contemplated thereby.

(b) To transfer Shares of the Corporation owned by NBCI or any Affiliate thereof as defined in the Research and Development Agreement prior to the completion of the Research and of the Development to be carried out under the Research and Development Agreement.

(c) To pay any dividends or to distribute any capital or profit of the Corporation, except pursuant to the terms and conditions attaching to the Series A Preferred Shares.

(d)  To pass any by-law or to amend the articles of the Corporation.

(e)  To dissolve or liquidate the Corporation.

(f) To enter into any business other than as envisaged in Section 2.1 and to acquire any of the shares or assets of another corporation or business enterprise.

(g) To enter into any amalgamation, merger, consolidation or other reorganization of the Corporation.

(h) To change or transfer the principal office of the Corporation outside the Montreal region or transfer all or substantially all of the business of the Corporation outside of the Montreal region.

(i)  To change the financial year end of the Corporation.

(j) To take advantage of any bankruptcy or insolvency legislation from time to time in force, or to appoint a receiver or a trustee over any property.

(k) To sell and enter into agreements, options, rights of first refusal and other commitments to dispose of all or substantially all of the assets of the Corporation.

(l) To grant any loan, guarantee or security or any advance of funds by the Corporation to any Person not at Arm's Length with the Corporation.

(m) The payment of any bonus, remuneration or other benefit, and any advance to, a shareholder, director, or officer of the Corporation or to any Person not at Arm's Length with the Corporation.

(n) Any contract binding the Corporation with a Person not dealing on an Arm's Length basis with the Corporation.

(o) Any long-term borrowing of money upon the general credit of the Corporation, other than that which is set forth in the approved annual budget.

(p) The issuing of bonds and debentures and the creation of a hypothec or any type of charge upon the property of the Corporation; or any capital expenditure greater than five percent (5%) of the approved capital budget in one instance or in the aggregate in any fiscal year.

(q) Any decision or resolution dealing with the public issue of securities of the Corporation in Quebec or any other securities market in Canada or the United States.

(r) The approval of the annual operating budget of the Corporation and the annual capital budget of the Corporation, and any amendments thereto. Should the Shareholders refuse to approve the operating budget or the capital budget for a given fiscal year, the Corporation must conduct its business in conformity with the budgets of the preceding fiscal year and the Corporation may not incur capital expenses for the fiscal year then in progress unless the abovementioned budgets have been approved in accordance with the present provisions.

(s) The investment of any funds available in the Corporation pending their use to carry out Research and Development carried out under the Research and Development Agreement.

(t)  To appoint officers of the Corporation.

(u) The entering into by the Corporation of contracts out of the ordinary course of business.

                                  SCHEDULE 8.7


________________________________________________________________________________


                                   AGREEMENT
                                   ---------


     THIS INSTRUMENT forms part of the Unanimous Shareholders Agreement (the "Agreement") made as of the 29th day of March 1996, by and among Neurocrine Holdings Inc., Societe Financiere d'Innovation Inc., Neuroscience Partners Limited Partnership, Business Development Bank of Canada, CMDF, and Neurocrine Biosciences (Canada) Ltd., which Agreement permits execution by counterpart.
The undersigned hereby acknowledges having received a copy of the said Agreement (which is annexed hereto as Schedule "1") and, having read the said Agreement in its entirety, hereby agrees that the terms and conditions of the said Agreement shall be binding upon the undersigned (including, without limitation, the obligations of confidentiality) as if the undersigned had been an original party to the Agreement as a Shareholder (as such term is defined in the Agreement) and such terms and conditions shall enure to the benefit of and be binding upon the undersigned, its successors and assigns.

     IN WITNESS WHEREOF the undersigned has executed this instrument this * day of ~, [year].


                                             [Shareholder]



                                             Per: _______________________